AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 25, 1997
                           REGISTRATION NO. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                       NATIONSCREDIT GRANTOR TRUST 1997-1
                    (Issuer with respect to the Certificates)
                    NATIONSCREDIT SECURITIZATION CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                        75-2655744
 (State or other jurisdiction of
incorporation or organization)            (I.R.S. Employer Identification No.)

                          225 E. JOHN CARPENTER FREEWAY
                            IRVING, TEXAS 75062-2731
                                 (972) 506-5026

       (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                               JOHN STOCKTON, ESQ.
                      NATIONSCREDIT MANAGEMENT CORPORATION
                              ONE CANTERBURY GREEN
                          STAMFORD, CONNECTICUIT 06901
                                 (203) 352-4134

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:
                                REED D. AUERBACH
                          STROOCK & STROOCK & LAVAN LLP
                                 180 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
                  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED
             SALE TO THE PUBLIC:

          As soon as practicable on or after the effective date of this Registration Statement.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. 9
          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. :

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 9

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                         CALCULATION OF REGISTRATION FEE

                                                             Proposed Maximum        Proposed Maximum
Title of Securities                       Amount to be       Offering Price          Aggregate             Amount of
To Be Registered                          Registered(1)      Per Unit(2)             Offering Price(2)     Registration Fee
Nations Credit Grantor Trust Marine
  Receivable-Backed Certificates......    $1,000,000         100.00%                 $1,000,000            $303.03


(1) This Registration Statement also relates to market-making transactions that will be made by NationsBanc Capital Markets, Inc., an affiliate of the Registrant.
(2) Estimated solely for purposes of calculating the registration fee.

                               -------------------

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1993 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

          THIS REGISTRATION STATEMENT CONTAINS (I) A PROSPECTUS RELATING TO A PUBLIC OFFERING BY NATIONSCREDIT GRANTOR TRUST 1997-1 (THE "TRUST") OF $______________ AGGREGATE PRINCIPAL AMOUNT OF ____% MARINE RECEIVABLE-BACKED CERTIFICATES (THE "CERTIFICATES"); AND (II) CERTAIN PAGES OF A SECOND PROSPECTUS TO BE USED IN CONNECTION WITH OFFERS AND SALES RELATING TO MARKET-MAKING TRANSACTIONS IN THE CERTIFICATES BY AN AFFILIATE OF THE REGISTRANT. THE PROSPECTUS RELATING TO THE CERTIFICATES FOLLOWS IMMEDIATELY AFTER THIS EXPLANATORY NOTE. FOLLOWING SUCH PROSPECTUS ARE ALTERNATE PAGES OF THE MARKET-MAKING PROSPECTUS RELATING TO THE CERTIFICATES. ALL OTHER PAGES OF THE PUBLIC OFFERING PROSPECTUS FOR THE CERTIFICATES ARE ALSO TO BE USED FOR THE MARKET-MAKING PROSPECTUS.

PROSPECTUS                   SUBJECT TO COMPLETION, DATED ___________ __, 1997

                       NATIONSCREDIT GRANTOR TRUST 1997-1
                                 $--------------
                   ____% MARINE RECEIVABLE-BACKED CERTIFICATES
                    NATIONSCREDIT SECURITIZATION CORPORATION
                                    DEPOSITOR
                 NATIONSCREDIT COMMERCIAL CORPORATION OF AMERICA
                                    SERVICER

Each ____% Marine Receivable-Backed Certificate (the "Certificates") offered hereby will represent a fractional undivided interest in the NationsCredit Grantor Trust 1997-1 (the "Trust"). The Trust will be formed pursuant to a Pooling and Servicing Agreement (the "Agreement") to be entered into among NationsCredit Securitization Corporation, as Depositor (the "Depositor"), NationsCredit Commercial Corporation of America, as Servicer (the "Servicer"), and Bankers Trust Company, as Trustee and as Collateral Agent (in such capacities, the "Trustee" and the "Collateral Agent", respectively). The property of the Trust will include a pool of marine retail installment sale contracts secured by new and used boats, boat motors and any accompanying boat trailers (the "Receivables"), all payments received or due thereunder after __________, 1997 (the "Cutoff Date"), security interests in the boats and marine equipment financed thereby, an irrevocable surety bond (the "Surety Bond"), guaranteeing the timely payment of interest and principal on the Certificates, issued by Capital Markets Assurance Corporation (the "Surety Bond Issuer") and certain other property. The Servicer will be responsible for servicing and maintaining custody of the Receivables. The aggregate principal balance of the Receivables (the "Pool Balance") as of the Cutoff Date was $______________ (the "Initial Pool Balance").

Principal and interest to the extent of the Pass-Through Rate of ____% per annum on the Certificates will be distributed to holders of the Certificates ("Certificateholders") as of the day prior to each Distribution Date (each a "Record Date") on the 15th day of each month (or the next following business day), beginning ______ 15, 1997 (each a "Distribution Date"). The final scheduled Distribution Date on the Certificates will be on ___________ 15, ____ (the "Final Scheduled Distribution Date").

   FOR INFORMATION CONCERNING THE RISKS OF AN INVESTMENT IN THE CERTIFICATES,
                    SEE "RISK FACTORS" COMMENCING ON PAGE 10.

                                 ---------------

          THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST AND DO NOT
                    REPRESENT AN INTEREST IN OR OBLIGATION OF
             NATIONSCREDIT SECURITIZATION CORPORATION, NATIONSCREDIT
           COMMERCIAL CORPORATION OF AMERICA OR ANY AFFILIATE THEREOF.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
     THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.
                                 ---------------


                                              PRICE TO                      Underwriting                     Proceeds to
                                              PUBLIC(1)                       Discount                       Trust(1)(2)

Per Certificate                               _______%                        _______%                        _______%

Total....................                  $______________                  $__________                    $______________


(1)      Plus interest calculated at the Pass-Through Rate from __________, 1997.
(2)      Before deducting expenses payable by the Depositor estimated at $__________.

                                 ---------------

          The Certificates are offered subject to receipt and acceptance by the Underwriters, to prior sale, and to the Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Certificates will be made in book-entry form through the facilities of The Depository Trust Company, on or about ___________, 1997.

NATIONSBANC CAPITAL MARKETS, INC.                                          [ ]
                                                                           ---
                                                         ___________, 1997

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                              AVAILABLE INFORMATION

         The Depositor has filed a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") with the Securities and Exchange Commission (the "Commission") with respect to the Certificates offered pursuant to this Prospectus. For further information reference is made to the Registration Statement and amendments thereof and exhibits thereto, which are available for inspection without charge at the office of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549; Natwest Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement and amendments thereof and exhibits thereto can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates and electronically through the Commission's Electronic Gathering and Retrieval System at the Commission's Web Site (http://www.sec.gov).

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All reports and other documents filed by the Servicer, on behalf of NationsCredit Grantor Trust 1997-1, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Servicer will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to NationsCredit Commercial Corporation of America, 225 E. John Carpenter Freeway, Irving, Texas 75062-2731, Attn: Lawrence Angelilli. Telephone requests for such copies should be directed to NationsCredit Commercial Corporation of America at (972) 506-5026.

                  REPORTS TO CERTIFICATEHOLDERS BY THE TRUSTEE

         Bankers Trust Company, as Trustee for the Certificateholders under the Pooling and Servicing Agreement, including the Standard Terms and Conditions of the Agreement (the "Agreement"), dated as of __________, 1997, among the Depositor, the Servicer, the Trustee and the Collateral Agent, will provide to The Depository Trust Company ("DTC") for distribution to beneficial owners of the Certificates (each a "Certificate Owner") monthly and annual reports concerning the Receivables. See "The Certificates - Statements to Certificateholders".

                               PROSPECTUS SUMMARY

         This Prospectus Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Reference is made to the Index for the location herein of the definitions of certain capitalized terms used herein.

Issuer:...........................      NationsCredit Grantor Trust 1997-1 (the
                                        "Trust") will be formed by the
                                        Depositor. The assets of the Trust shall consist of a pool of marine retail installment sale contracts acquired after __________, 199_ by NationsCredit
                                        Commercial Corporation of America, a
                                        wholly-owned subsidiary of NationsCredit
                                        Corporation (the "Receivables"), all
                                        payments received or due thereunder
                                        after __________, 1997 (the "Cutoff
                                        Date"), security interests in new and
                                        used boats, boat motors and any
                                        accompanying boat trailers financed
                                        thereby (collectively, "Boats"), certain bank accounts and the proceeds thereof, the Surety Bond described below, and certain other property. See "The Trust,"
                                        "NationsCredit Commercial's Portfolio of
                                        Marine Contracts" and "Certain Legal
                                        Aspects of the Receivables - Lack of
                                        Security Interests in Boats".

                                        The Depositor shall cause the Trust to
                                        purchase the Receivables either directly or indirectly from NationsCredit Commercial (as defined below) on or prior to the date of issuance of the Certificates (the "Closing Date").

Depositor:........................      NationsCredit Securitization Corporation
                                        (the "Depositor"), a wholly- owned
                                        subsidiary of NationsCredit Commercial
                                        Corporation of America ("NationsCredit
                                        Commercial"), which in turn is an
                                        indirect wholly- owned subsidiary of
                                        NationsCredit Corporation
                                        ("NationsCredit"). See "The Depositor".

Servicer:.........................      NationsCredit Commercial (sometimes
                                        referred to herein as the "Servicer"),
                                        an indirect wholly-owned subsidiary of
                                        NationsCredit. See "The Servicer".

 Securities Offered:...............     Each ____% Marine Receivable-Backed
                                        Certificate (a "Certificate") represents a fractional undivided interest in the Trust. The Certificates will be issued pursuant to the Agreement in book-entry form and shall be available in denominations of $1,000 and integral multiples thereof.

                                        The Certificates will be represented
                                        initially by global certificates
                                        registered in the name of Cede & Co., as nominee of DTC. See "The Certificates - General," "Book-Entry Registration" and "Definitive Certificates".

 Pass-Through Rate:................     ____% per annum, payable monthly at
                                        one-twelfth of the annual rate.

 Interest:.........................     On each Distribution Date, the Trustee
                                        shall provide for a pro rata
                                        distribution to the Certificateholders
                                        of record at the close of business on
                                        the day prior to such Distribution Date
                                        of the preceding calendar month (the
                                        "Record Date") of interest in an
                                        aggregate amount equal to one-twelfth of the product of the Pass-Through Rate and the Certificate Balance as of the close of business on the prior Distribution
                                        Date (or in case of the first Distribu-
                                        tion Date, the Certificate Balance as of the Closing Date). See "The Certificates
                                        - Distributions on Certificates".

Principal:........................      On each Distribution Date, the Trustee
                                        shall provide for a pro rata
                                        distribution to the Certificateholders
                                        of record as of the related Record Date
                                        of all principal payments, including all prepayments whether in full or in part, received by the Servicer during the preceding calendar month. See "The
                                        Certificates - Distributions on
                                        Certificates".

Certificate Balance:..............      The "Certificate Balance" shall equal,
                                        initially, $___________ and thereafter
                                        shall equal the initial Certificate
                                        Balance reduced by all principal
                                        distributions on the Certificates.

Distribution Date:................      The 15th day of each month (or if such
                                        15th day is not a business day, the next following business day) commencing
                                        ________, 1997.

 Servicing Fee:....................     On each Distribution Date, the Servicer
                                        shall receive a monthly fee equal to the product of one-twelfth of [_________]
                                        (the "Servicing Fee Rate") and the Pool
                                        Balance as of the last day of the prior
                                        Collection Period (or in the case of the first Distribution Date, the Initial
                                        Pool Balance), plus certain late fees,
                                        prepayment charges and other
                                        administrative fees or similar charges.
                                        See "The Certificates - Distributions on
                                        Certificates".

Surety Bond:......................      The Servicer has obtained, for the
                                        benefit of the Trust, the Surety Bond,
                                        draws on which will unconditionally
                                        guarantee timely payments of interest
                                        and principal on the Certificates and
                                        the Servicing Fee to the extent
                                        described herein. See "The Certificates
                                        - The Surety Bond and Reserve Account".

                                        Reserve Account:.................. The
                                        Depositor will establish and maintain
                                        with the Collateral Agent an account
                                        (the "Reserve Account"). The Reserve
                                        Account will not be part of the Trust,
                                        but will be pledged to the Trustee for
                                        the benefit of the Certificateholders
                                        and the Surety Bond Issuer. On the
                                        Closing Date an initial deposit will be
                                        made into the Reserve Account and
                                        thereafter on each Distribution Date,
                                        the Reserve Account will be augmented
                                        from payments in respect of Receivables
                                        allocable to interest on deposit in the
                                        Certificate Account with respect to the
                                        preceding Collection Period after
                                        distributions thereof in respect of the
                                        Monthly Interest Payment, the Servicing
                                        Fee (to the extent described herein),
                                        the principal balance of any Defaulted
                                        Receivables, Preference Amounts and any
                                        amounts owing to the Surety Bond Issuer
                                        under the Insurance and Reimbursement
                                        Agreement, dated as of __________, 1997, among the Surety Bond Issuer, the Depositor and the Servicer (the "Insurance Agreement") and the Agreement, and not paid, until the amount on deposit in the Reserve Account is equal to a specified amount to be determined by the Surety Bond Issuer and the Rating Agencies (the "Specified Reserve Account Requirement"). Amounts, if any, on deposit in the Reserve Account on any Distribution Date (after giving effect to all distributions to be made on such Distribution Date) in excess of the Specified Reserve Account Requirement will be released to the Depositor. The Specified Reserve Account Requirement and amounts on deposit or to be deposited into the Reserve Account may be reduced, including to zero, or distributed in a different manner than described herein with the consent of the Surety Bond Issuer, as long as such reduction or change does not cause a downgrading or withdrawal of the then-current rating of the Certificates by a Rating Agency, but without prior Certificateholders. Prospective purchasers of the Certificates should not rely on any amounts being deposited into or available from the Reserve Account in making a decision as to whether to purchase the Certificates. See "The Certificates - The Surety Bond and Reserve Account" and "-
                                        Distributions on Certificates".

Optional Purchase:................      The Servicer may purchase all the
                                        Receivables in the Trust as of any
                                        Record Date on which the Pool Balance
                                        shall decline to 5% or less of the
                                        Initial Pool Balance, at a purchase
                                        price equal to the aggregate Purchase
                                        Amount of the Receivables as of the
                                        beginning of the Collection Period
                                        related to such Record Date less the
                                        amount of all collections on the
                                        Receivables received by the Servicer
                                        during such Collection Period; provided
                                        however that the Servicer may not make
                                        any such purchase on any date on which
                                        there are outstanding draws under the
                                        Surety Bond, which have not been
                                        reimbursed to the Surety Bond Issuer.
                                        See "The Certificates - Termination."
                                        Surety Bond Issuer:...............
                                        Capital Markets Assurance Corporation
                                        ("CapMAC" or the "Surety Bond Issuer"),
                                        a monoline insurance company
                                        incorporated under the laws of the State of New York. See "The Surety Bond
                                        Issuer".

Trustee:..........................      Bankers Trust Company, a New York
                                        banking corporation (the "Trustee").
                                        Lack of Perfection of Certain Security
                                        Interests in Boats:.... Pursuant to the
                                        Agreement, a representation and warranty that each Receivable created a first priority perfected security interest in the Boat financed thereby in favor of NationsCredit Commercial will be made by the Servicer. In connection with the sale of the Receivables, the security interests of NationsCredit Commercial in the Boats financed by the Receivables will be assigned to the Trust. Due to the administrative burden and expense, the certificates of title, in the case of Boats financed in states where security interests in boats are subject to certificate of title statutes, will not be endorsed to the Trust and the UCC-1 financing statements, in the case of Boats financed in states where security interests in boats are perfected by filing a UCC-1 financing statement, will not be amended to reflect the assignment to the Trust. In the absence of such procedures, the Trust may not have a perfected security interest in the Boats financed in certificate of title or UCC states, but the failure to make such endorsements, filings or recordations will not affect the validity of the original security interest as against the Obligor in UCC states. With respect to Boats licensed in certificate of title states, the validity of the security interest against the original Obligor is less clear. In the event that any required payments under the Surety Bond are not made and Certificateholders have to rely on enforcement of their rights under Receivables in default, this and other factors, including various Federal and state laws, depreciation in the value of boats and a limited resale market for boats, could limit the amount which the Trust could realize to less than the amount due on such Receivables.
                                        See "Risk Factors - Lack of Perfection
                                        of Interests in the Receivables" and
                                        "Certain Legal Aspects of the
                                        Receivables".

 Tax Status:.......................     The Trust will be treated as a grantor
                                        trust for Federal income tax purposes,
                                        and will not be subject to Federal
                                        income tax. Certificateholders will
                                        report their pro rata shares of all
                                        income of the Trust, and, subject to
                                        certain limitations in the case of an
                                        individual Certificateholder, may deduct their pro rata shares of reasonable servicing and other fees of the Trust.
                                        Because tax consequences may vary based
                                        on the status or tax attributes of the
                                        Certificate Owner, prospective investors should consult their own tax advisors to determine the Federal, state, local and other tax consequences of the purchase, ownership and disposition of
                                        Certificates. See "Certain Federal
                                        Income Tax Consequences".

 ERISA Considerations:.............     The Certificates may be purchased by
                                        employee benefit plans that are subject
                                        to the Employee Retirement Income
                                        Security Act of 1974, as amended
                                        ("ERISA"), upon satisfaction of certain
                                        conditions described herein. Any benefit plan fiduciary considering the purchase of the Certificates should, among other things, consult with counsel in determining whether all required conditions have been satisfied. See
                                        "ERISA Considerations".

 Rating:...........................     As a condition of issuance, the
                                        Certificates shall be rated "Aaa" by
                                        Moody's Investors Service, Inc.
                                        ("Moody's") and "AAA" by Standard &
                                        Poor's Ratings Services, a Division of
                                        The McGraw-Hill Companies ("S&P") (each
                                        a "Rating Agency" and together, the
                                        "Rating Agencies"). The ratings are
                                        based primarily on the credit rating of
                                        the Surety Bond Issuer and the value of
                                        the underlying Receivables. Any rating
                                        assigned to the Certificates by a Rating
                                        Agency will reflect such Rating Agency's assessment of the likelihood that
                                        Certificateholders will receive the
                                        payments of interest and principal
                                        required to be made under the Agreement.
                                        The ratings take into consideration the
                                        characteristics of the Receivables and
                                        the structural, legal and tax aspects
                                        associated with the Certificates. The
                                        ratings on the Certificates do not
                                        represent any assessment of the
                                        likelihood or rate of principal
                                        prepayments. The ratings are not a
                                        recommendation to purchase, hold or sell
                                        Certificates, inasmuch as such rating
                                        does not comment as to market price or
                                        suitability for a particular investor.
                                        There is no assurance that the ratings
                                        will remain for any given period of time or that the ratings will not be lowered or withdrawn entirely by the Rating
                                        Agencies if in their judgment
                                        circumstances in the future so warrant.
                                        See "Risk Factors - Limitation on Credit
                                        Rating".

                                  RISK FACTORS

          Prospective purchasers of the Certificates should consider carefully the following discussion of certain risks associated with an investment in the Certificates, as well as the other information set forth in this Prospectus.

          LIMITED LIQUIDITY. There is currently no market for the Certificates. NationsBanc Capital Markets, Inc. and [ ] (each, an "Underwriter") expect, but are not obligated, to make a market in the Certificates. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide holders of the Certificates with liquidity of investment or that it will continue for the life of the Certificates.

          LACK OF PERFECTION OF INTERESTS IN THE RECEIVABLES. The sale of the Receivables to the Trust is subject to the perfection requirements of the Uniform Commercial Code (the "UCC") in effect in the States of [Texas and ____]. Pursuant to the Agreement, the Servicer will represent and warrant that the Trust has been assigned a valid, first priority perfected security or ownership interest in each Receivable conveyed to the Trust on the Closing Date. Moreover, such representations and warranties relate solely to the Receivables themselves and do not include the Boats that secure such Receivables. Certain liens, including a lien arising prior in time to the recording and endorsement of a preferred mortgage on a vessel, landlords', warehousemens' and materialmens' liens and certain tax liens, may, as a matter of law, have priority over perfected, first priority liens. In addition, if another person purchased any of the Receivables for new value without knowledge of the Trust's security interest and acquired possession of the Receivables in the ordinary course of such person's business, the purchaser's interest would be superior to the interest of the Trust. To facilitate servicing and to minimize administrative burden and expense, the Servicer will maintain possession of all of the Receivables. If NationsCredit Commercial sells and delivers any of the Receivables to another party, there is a risk that the purchaser could acquire an interest in the Receivables having priority over the Trust's interest. NationsCredit Commercial will covenant that it will not sell, pledge, transfer, deliver or otherwise dispose of any Receivable, except as provided under the Agreement. As provided in the Agreement, any breach of this covenant by NationsCredit Commercial that materially and adversely affects the Trust's interest in the Receivables and remains uncured will result in an obligation of NationsCredit Commercial to repurchase the affected Receivables. Pursuant to the Agreement, NationsCredit Commercial or the Servicer will be obligated to purchase any Receivable if there is a breach of a representation and warranty made by it that materially adversely affects the Trust's interest in such Receivable, unless such breach is cured as provided in the Agreement by the second Record Date following the discovery of such breach.

          LACK OF SECURITY INTERESTS IN BOATS. When originated, each Receivable includes a security interest in the Boat financed thereby, such interest is perfected under state law. The Servicer will make certain representations and warranties to the Trust with respect to the perfection and priority of the security interests of NationsCredit Commercial in the Boats, which representations and warranties will be subject to any statutory liens arising after the Closing Date. Due to the administrative burden and expense (estimated by NationsCredit Commercial to be $_______, excluding associated labor costs) of
(i) endorsing the certificate of title of each Boat to reflect the Trust's interest therein and delivering each such certificate of title to the Trustee for filing (and the payment of related filing fees), in the case of Boats licensed in states where security interests in boats are subject to certificate of title statutes; and (ii) filing amendments to UCC-1 financing statements relating to each Boat (and the payment of related filing fees) to reflect the Trust's interest therein, in the case of Boats licensed in states where security interests in boats are perfected by filing a UCC-1 financing statement; none of such certificates of title will be endorsed, delivered and filed, or UCC-1 financing statements amended. In the absence of such procedures the Trust may not have a perfected security interest in the Boats licensed in certificate of title or UCC states, but the failure to make such endorsements, filings or recordations will not affect the validity of the original security interest as against the retail purchaser (the "Obligor") under a Receivable in UCC states. With respect to Boats documented under certificate of title states, the validity of the security interest against the Obligor is less clear. Approximately _____% of the Initial Pool Balance (approximately $___________) relates to Receivables which are billed to Obligors in certificate of title states and approximately _____% of the Initial Pool Balance (approximately $__________) relates to Receivables which are billed to Obligors in UCC states. Boats are not necessarily registered in the states where Obligors are billed. Additionally, because NationsCredit Commercial will not make the necessary endorsements, filings or recordations, there is a substantial risk that the Trust will not have a security interest in Boats registered in California, which represents _____% of the Initial Pool Balance (based on the billing address of the Obligors), and if the absence of such security interest is asserted by an Obligor (or its representative), the Trust will not be entitled to any liquidation proceeds with respect to the related Boat. As a result, the Certificateholders may be subject to delays in payments and may incur losses with respect to the Receivables if any required payments under the Surety Bond are not made. Boats registered in California may not relate to the geographic concentration of Receivables in California because the concentration of such Receivables is based solely on the billing address of the related Obligor. Moreover, statutory liens for repairs or unpaid taxes may have priority over security interests in Boats perfected under state law.

          RISK OF DEFENSES AND RISK RELATED TO REPOSSESSION AND LIQUIDATION. Various Federal and state laws impose requirements and restrictions applicable to the origination and servicing of the Receivables. Violations of certain of those laws may give rise to claims and defenses by an Obligor against the Servicer or the Trust. In addition, an Obligor may be entitled to assert against the Servicer or the Trust claims and defenses which the Obligor has against the seller of the Boat (the "Dealer"). The Servicer pursuant to the Agreement, will represent and warrant as of the Closing Date that no such claims or defenses have been asserted or threatened with respect to the Receivables and that all requirements of applicable laws with respect to the Receivables have been satisfied. State laws and court decisions also impose requirements and restrictions relating to repossession sales of boats and on obtaining deficiency judgments following such sales. Even if a Boat securing a Receivable is successfully repossessed and sold, the full amount due on the Receivable may not be realized because of depreciation of or damage to the Boat or because the resale value of the Boat may vary significantly due to the limited markets for used boats, seasonal factors and other economic and social factors. In sum, the Trust may not realize the full amount due on a Receivable because of the failure to endorse the certificate of title or to amend a UCC-1 financing statement, as the case may be, or the application of requirements and restrictions on repossession sales and deficiency judgments, or because of depreciation, damage or loss of a Boat, the application of Federal and state bankruptcy and insolvency laws, or other factors. As a result, the Certificateholders may be subject to delays in payments and losses if any required payments under the Surety Bond are not made. See "Certain Legal Aspects of the Receivables".

          CONCENTRATION RISK. Based on the Initial Pool Balance, _____% and _____% of the Receivables are billed to Obligors with billing addresses in California and Texas, respectively. An economic downturn in California and/or Texas may have an adverse effect on the ability of Obligors in such states to meet their payment obligations under the Receivables. Because of the concentration of Receivables originated in these states, losses on the related Receivables may be higher than would be the case if there were more geographic diversification among the Receivables.

          PREPAYMENT CONSIDERATIONS. Full or partial prepayments on the Receivables will have the effect of reducing the weighted average life of the Certificates, while delinquencies under the Receivables by the Obligors and extensions of Receivables by the Servicer will have the effect of increasing the weighted average life (but not the final maturity) of the Certificates. The Receivables may be prepaid at any time without penalty. Prepayments may result from, among other things, the sale, refinancing, insured loss or other disposition of a Boat, the Receivables becoming Defaulted Receivables, the purchase of Receivables due to material breaches of NationsCredit Commercial's or the Servicer's representations and warranties or the exercise by the Servicer of its option to purchase all the Receivables as of any Record Date on which the Pool Balance shall decline to 5% or less of the Initial Pool Balance. The actual maturity of the Certificates could occur earlier than the Final Scheduled Distribution Date since the rate of payments on the Certificates will depend on the rate of payments on the Receivables. No prediction can be made as to the actual rate of prepayments in respect of the Receivables. Prepayments are affected by numerous social, economic and other factors, including, for example, the seasonal nature of the marine retail financing business. Certificateholders will bear all reinvestment risk resulting from prepayment of the Receivables. See "The Receivables Pool - Maturity and Prepayment Assumptions".

          COMMINGLING RISK. While NationsCredit Commercial or an entity (a) into which NationsCredit Commercial is merged or consolidated, (b) which succeeds to the properties and assets of the Servicer substantially as a whole or (c) more than 50% of the voting stock of which is owned by NationsBank Corporation, which has executed an agreement of assumption to perform the obligations of the Servicer under the Insurance Agreement and the Agreement, is the Servicer, the Servicer may commingle collections held by it and may use such funds for its own purposes prior to the business day preceding each Distribution Date provided that all of the following conditions are satisfied: (i) there exists no Event of Default (as described below), (ii) if the Servicer does not have a short term debt rating or deposit rating, as applicable, of at least A-1 from S&P and P-1 from Moody's, a guaranty, letter of credit, surety bond or other similar instrument is issued covering collections held by NationsCredit Commercial or such successor servicer, which is acceptable to the Rating Agencies and the Surety Bond Issuer and issued by an entity which has a short term debt or deposit rating, of at least A-1 from S&P and P-1 from Moody's, and (iii) the Servicer, the Trustee, the Depositor or the Surety Bond Issuer shall not have received notice from S&P or Moody's that failure to separate such funds will result in a reduction or withdrawal of the then current rating on the Certificates by either S&P or Moody's. If all the conditions contained in the preceding sentence are not met, the Servicer will deposit all payments on Receivables (from whatever source) and all proceeds of Receivables collected during each Collection Period into the Certificate Account not later than the second business day after receipt. In the event that the Servicer commingles collections, the Certificateholders will be subject to the risk of loss of such collections, including as a result of the bankruptcy or insolvency of the Servicer. It is anticipated that on the Closing Date NationsBank Corporation will furnish a guaranty that will permit NationsCredit Commercial to commingle funds.

          LIMITATION ON CREDIT RATING. As a condition of issuance, the Certificates shall be rated "Aaa" by Moody's and "AAA" by S&P. The ratings are based primarily on the credit rating of the Surety Bond Issuer and the value of the underlying Receivables. Any rating assigned to the Certificates by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Certificateholders will receive the timely payments of interest and principal required to be made under the Agreement. The ratings take into consideration the Surety Bond, the characteristics of the Receivables and the structural, legal and tax aspects associated with the Certificates. The ratings on the Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings are not a recommendation to buy, sell or hold securities and there is no assurance that the ratings will remain for any given period of time or that the ratings will not be lowered or withdrawn entirely by the Rating Agencies if in their judgment circumstances in the future so warrant.

                                    THE TRUST

          The Depositor will establish the Trust prior to the Closing Date and cause the Trust to indirectly purchase the Receivables from NationsCredit Commercial with the proceeds of the sale of the Certificates. The Servicer will initially service the Receivables pursuant to the Agreement, and will be compensated for acting as the Servicer. See "The Certificates - Servicing Compensation". To facilitate servicing and to minimize any administrative burden and expense, the Servicer will be appointed custodian for all the Receivables by the Trustee, but will not stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust, nor amend the UCC-1 financing statements relating to the Boats nor amend the certificates of title of the Boats. NationsCredit Commercial will, however, indicate in its computer records that the Receivables have been sold and assigned to the Trust. See "Risk Factors C Lack of Security Interests in Boats," "Lack of Perfection of Interests in Receivables" and "Certain Legal Aspects of the Receivables". The Servicer has obtained, for the benefit of the Trust, the Surety Bond, draws on which will guarantee timely payments of interest and principal to the Certificateholders and under certain circumstances the Servicing Fee. See "The Certificates - The Surety Bond and Reserve Account" and Distributions on Certificates."

          Each Certificate represents a fractional undivided interest in the Trust. The assets of the Trust include the Receivables, and all payments received thereunder, in the case of simple interest Receivables and all payments due thereunder, in the case of precomputed Receivables, after the Cutoff Date. The Receivables were originated by the Dealers and purchased by NationsCredit Commercial pursuant to agreements with the Dealers ("Dealer Agreements") are serviced by the Servicer, and evidence indirect financings made available to the Obligors. During the term of the Agreement, the Servicer may not substitute any other marine retail installment sale contract for any Receivable sold to the Trust. The assets of the Trust also include (i) such amounts as from time to time may be held in one or more trust accounts (collectively, the "Certificate Account") which will be established and maintained by the Servicer pursuant to the Agreement, as described below; (ii) the interest of NationsCredit Commercial in the security interests in the Boats; (iii) the Surety Bond; (iv) the interest of the Servicer in any proceeds from recourse to Dealers on Receivables; (v) the interest of the Servicer in any proceeds from claims on physical damage, credit life or disability insurance policies covering the Boats or the Obligors, as the case may be; (vi) any property that shall have secured a Receivable and that shall have been acquired by the Trustee and (vii) the proceeds of all of the foregoing.

            NATIONSCREDIT COMMERCIAL'S PORTFOLIO OF MARINE CONTRACTS

GENERAL

          The following describes certain general origination, servicing and collection policies and procedures applied by NationsCredit Commercial with respect to marine retail installment sale contracts ("marine contracts"). Only marine contracts that were purchased by NationsCredit Commercial from Dealers subsequent to [ ] (the "Marine Contract Portfolio") will be included in the portfolio of marine contracts sold to the Trust.

          NationsCredit Commercial purchases marine contracts directly or indirectly from [ ] retail boat dealers or finance subsidiaries of manufacturers who regularly initiate and sell contracts to NationsCredit Commercial pursuant to the terms of approved dealer agreements. NationsCredit Commercial services such contracts. No marine contract is purchased from a dealer until the credit application from the obligor is submitted to NationsCredit Commercial and is reviewed, evaluated, and approved by one of NationsCredit Commercial's credit analysts in accordance with NationsCredit Commercial's underwriting policies and procedures. NationsCredit Commercial's evaluation of credit applicants is intended to assess the applicant's willingness and ability to repay the amounts due on the contract and the adequacy of the boat (which usually includes the boat, motor and trailer) or, in a small minority of cases, the boat motor or trailer by itself, as collateral (references to boats herein include the boat motor and trailer with respect to each boat, and the separately financed boat motors or trailers, unless the context otherwise indicates).

          The credit application, which requests the liabilities, income, and credit and employment history of the applicant, is reviewed for completeness and compliance with NationsCredit Commercial's credit guidelines for marine contracts purchased from Dealers. In response to recessionary forces that adversely impacted marine collateral values in 1990, 1991, and 1992, NationsCredit Commercial (as its predecessor company) instituted tighter underwriting criteria in 1992 which included an increase in the down payment requirements on both new and used boats. Also, in 1992 NationsCredit Commercial completed a process of reducing the number of its offices and the number of its employees with credit authority as a means to improve consistency and control over credit approvals. In December of 1993, NationsCredit Commercial instituted an upfront scoring system which has resulted in more consistent underwriting standards and has provided more management control over decisions effecting credit approvals. NationsCredit Commercial's current guidelines, which are based on credit scoring criteria, are intended to provide a basis for credit decisions, but are not meant to supersede the credit judgment of the credit analysts in both approval and denial decisioning. Consequently, certain marine contracts may not comply with all NationsCredit Commercial guidelines, but will be within prescribed limits for which exceptions to the guidelines are permitted. In all cases, NationsCredit Commercial will review a current credit report issued by an independent credit reporting agency, and will generally confirm income and employment data, on each applicant.

          Each marine contract arises from a credit sale of a new or used boat. Approximately [__%] (by number) of all marine contracts purchased by NationsCredit Commercial under approved Dealer Agreements relate to the credit sale of a new boat. In most cases, NationsCredit Commercial will not purchase a marine contract relating to a new boat if the amount financed under the marine contract exceeds the sum of (a) 110% of the manufacturer's invoice price of the boat to the dealer, plus (b) the cost to the customer of any dealer-installed options, extended warranty plans and credit life and disability insurance, less a 10% downpayment by the obligor.

          NationsCredit Commercial will not purchase a marine contract secured by a used boat if the amount financed under the marine contract exceeds 100% of the "NADA (National Automobile Dealers Association) Wholesale Price" less a down payment by the obligor of at least 10%. It is the policy of NationsCredit Commercial not to purchase a used boat marine contract if the amount financed under the marine contract exceeds the total sales price of the boat to the obligor. While NationsCredit Commercial reviews the sales price of each used boat financed, resale prices for used boats vary significantly based upon individual circumstances, and there can be no assurance that a ready secondary market will exist for any used boat.

          Each dealer from which NationsCredit Commercial purchases marine contracts has been selected by NationsCredit Commercial based on such dealer's financial and operating history. Such dealers have made representations and warranties to NationsCredit Commercial with respect to the marine contracts and the security interests in the boats relating thereto. These representations and warranties do not relate to the creditworthiness of the obligors or the collectibility of the contracts. NationsCredit Commercial has a right of recourse against such dealers who breach such representations and warranties to require them to repurchase such marine contracts. In determining whether to exercise such right, NationsCredit Commercial considers the prior performance of the Dealer and other business and commercial considerations. NationsCredit Commercial is obligated to enforce such rights with respect to Dealer Agreements relating to the Receivables only to the extent of such customary practices.

          Once NationsCredit Commercial has purchased a marine contract from a dealer it may, on a case-by-case basis, permit an extension with respect to the due date of the marine contract. NationsCredit Commercial's policy sets certain guidelines on such extensions which include the following: (a) generally a marine contract may not be extended during the first six months of its term; (b) each extension of a marine contract shall be for a period not to exceed one month; (c) a marine contract may not be extended more than three times in any twelve-month period; and (d) a marine contract may not be extended for more than fourteen one-month periods during its life. Pursuant to the Agreement, the Servicer will not be permitted to extend, rewrite or otherwise modify the payment terms of a Receivable; provided, however, that the Servicer may, with certain limitations set forth in the Agreement, extend a Receivable for credit related reasons that would be acceptable to the Servicer with respect to comparable marine contracts that it services for itself and others and in accordance with its customary standards, policies and procedures if the cumulative extensions with respect to any Receivable shall not cause the term of such Receivable to extend beyond _______________.

          Extensions represent the deferral of a monthly payment until the month after the final maturity date of the marine contract. The fee payable by the obligor which will effect such a deferral varies by state in accordance with each state's applicable laws. Such fees, if any, will be included as part of the Trust's assets; provided however that the Trustee will agree to hold any such amounts for the benefit of the Servicer and any payments received with respect thereto will not be passed through to Certificateholders, but will instead be promptly remitted to the Servicer upon receipt.

          NationsCredit Commercial will also permit one deferral known as a "delinquency cure" over the life of a marine contract. A delinquency cure will permit the obligor to postpone the due date of past-due monthly installments of principal and interest when three consecutive regularly scheduled payments are received on a timely basis, and will extend the final maturity date of the marine contract by the number of months equal to the number of payments deferred, unless the extended final maturity date goes beyond _______________. NationsCredit Commercial does not receive a fee from the obligor for a delinquency cure.

          Collection activities with respect to delinquent contracts are performed in a centralized environment by collection personnel and under current practices, collection personnel generally initiate contact, by mail, with obligors whose marine contracts have become more than five days delinquent. In the event that such mail contact fails to resolve the delinquency, NationsCredit Commercial generally begins to contact the obligor periodically by telephone after the marine contract becomes ten days delinquent. After a marine contract has been delinquent for 60 days, a process to repossess the collateral is commenced. After repossession, the obligor generally has an additional 15 days (subject to variance under state law) to satisfy the obligor's obligations under the marine contract before the boat is resold.

          Losses may occur in connection with delinquent contracts and can arise in several ways, such as the inability of NationsCredit Commercial to locate the boat to be repossessed or costs incurred by NationsCredit Commercial in effecting repossession. NationsCredit Commercial uses the following rules for recognizing losses on delinquent marine contracts: within the first 91 days that a marine contract becomes past due, the fair market value of the boat is reviewed and established for management purposes, to determine the appropriate carrying value, defined as the NADA Wholesale Price less an appropriate sales commission, or the manager's assessment of the collateral value, whichever is less. At the time of repossession, the boat is again evaluated for its collateral value, and the status of the account is updated to reflect this valuation. In the event that the valuation of the boat at the time of repossession is less than the total balance outstanding on the marine contract, then a charge-off of that difference is incurred at that time. If a repossessed boat that secures a marine contract with a balance of $10,000 or less is not resold within 90 days of repossession or within 180 days, in the case of a marine contract with a balance of greater than $10,000, the entire carrying value of the boat will be charged-off, and the marine contract will be written off in its entirety. If a repossessed boat is resold within 90 or 180 days, as the case may be, of repossession for less than the carrying value of the boat, then a charge-off of such difference is incurred at that time. When the boat is eventually resold, the proceeds from the sale, less the expenses associated with collection, repossession, and sale, where permitted by law, will represent a recovery on the final disposition of the marine contract. Upon repossession of the boat, any deficiency remaining will be pursued to the extent deemed practical and to the extent permitted by law. The charge-off policies and the servicing and collection practices of NationsCredit Commercial may change over time in accordance with NationsCredit Commercial's business judgment.

          The marine contract requires the obligor to maintain insurance covering physical damage to the boat. Such insurance typically names NationsCredit Commercial as loss payee and insures the boat against loss or damage due to fire, theft and other physical damage and marine risks. Since obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies may vary. In the event an obligor does not maintain adequate insurance coverage and the outstanding balance and months remaining to maturity on the marine contract are greater than $10,000 and 6 months, respectively, NationsCredit Commercial will purchase a collateral protection insurance policy on behalf of the obligor. The obligor is billed monthly by NationsCredit Commercial for such policy. Amounts payable by the obligor in any such circumstance will be remitted to the Servicer by the Trustee. NationsCredit Commercial's practices regarding the purchase of collateral protection insurance on behalf of obligors may change over time in accordance with changes in applicable law or its business judgment.

          In accordance with NationsCredit Commercial's normal practices and procedures, payments by or on behalf of obligors are allocated first to late payment fees and extension fees, second to interest accrued on the marine contracts, third to principal due on the marine contracts, fourth to insurance premiums and certain other amounts due on physical damage insurance policies, fifth to administrative charges, if any, and sixth to the remaining principal balance. Late payment and extension fees, if any, and other administrative fees will be recorded to the credit of the Servicer.

          The marine contracts generally provide for equal monthly payments which amortize the full amount of the marine contracts in accordance with a pre-determined amortization schedule. The first payment can be deferred beyond forty-five days under certain specialized programs. Generally, the marine contracts have an original term of up to 15 years. The marine contracts can be prepaid at any time without prepayment penalty. All the marine contracts are either simple interest or precomputed contracts. As payments are received under a simple interest contract, the finance charges accrued to date are paid first and the remaining amount of the payment is applied to reduce the unpaid amount financed. Accordingly, if an obligor pays the fixed monthly payment on a simple interest contract in advance of the due date, the portion of the payment allocable to finance charges for the period since the preceding payment will be less than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the amount financed will be correspondingly greater. Conversely, if the obligor pays the fixed monthly payment on a simple interest contract after its due date, the portion of the payment allocable to finance charges for the period since the last payment will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the amount financed will be correspondingly smaller. Adjustments are made in the amount of the final scheduled payment with respect to each simple interest contract to reflect the larger or smaller allocations of payments to the amount financed under the contract as a result of early or late payments. On a precomputed contract the allocation of principal and interest is consistently applied to the obligor's balance in accordance with a pre-determined schedule regardless of when the payment is received. A late fee may be charged on a precomputed contract for each payment received following a grace period after the due date. Any such late fee will be remitted to the Servicer by the Trustee. Precomputed contracts that are not paid in full by their final scheduled payment date typically will accrue finance charges thereafter until payment in full, but not necessarily at the contract annual percentage rate ("APR").

DELINQUENCY, REPOSSESSION AND LOSS EXPERIENCE

          The tables set forth below indicate the delinquency, repossession and loss experience for each of the last three calendar years and for each of the three months ended March 31, 1997 and March 31, 1996, for NationsCredit Commercial's Marine Contract Portfolio and the Receivables. The delinquency experience and credit loss/repossession experience percentages may be affected by the size and relative lack of seasoning of the marine contracts originated in 1995 and 1996. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Receivables in the future and no assurances can be given that the delinquency, repossession and loss experience presented in the tables below will be indicative of such experience of the Receivables.


                  DELINQUENCY, REPOSSESSION AND LOSS EXPERIENCE FOR THE MARINE CONTRACT PORTFOLIO

                                                                                                Delinquency Experience
                                                                                                 (Dollars in Thousands)


                                                   As of March 31                           As of December 31
                                -----------------------------------------------------------------------------



                                       1997                  1996                 1996                 1995                  1994

                    Number                 Number                  Number                  Number                 Number
                     of                     of                      of                      of                     of
                  Contracts     Amount    Contracts    Amount     Contracts    Amount    Contracts    Amount     Contracts   Amount
Portfolio.......
Period of
Delinquency
30-59 Days......
60-89 Days......
90 Days or More..
Total Delinquencies
Total Delinquencies
as a Percent
of the Portfolio





                                                                                    CREDIT LOSS/REPOSSESSION EXPERIENCE
                                                                                           (DOLLARS IN THOUSANDS)

                                                                                QUARTER ENDED                  Year Ended
                                                                                  MARCH 31                     December 31

                                                                              1997          1996          1996        1995    1994
Average Portfolio Balance During the Period.............................
Average Number of Marine Contracts Outstanding
  During the Period.....................................................
Number of Repossessions Made as a Percent of
  Average Number of Marine Contracts Outstanding........................
Collateral Write-Down Amount(1).........................................
(Gain)/Loss Upon Liquidation(2).........................................
Net Losses..............................................................
Net Losses as a Percent of Average Amount Outstanding...................

----------

(1) Includes (i) write downs of marine contracts to fair market value of the collateral at the time of repossession and charged-off marine contract balances related to repossessed collateral not sold within 90 days of repossession, which was NationsCredit Commercial's charge-off policy prior to ________ __, 1996 and
(ii) write downs of marine contracts to fair market value of the collateral at time of repossession and charged-off marine contract balances relating to repossessed collateral with balances of $10,000 or less and not sold within 90 days of repossession or within 180 days of repossession, in the case of Receivables with balances of greater than $10,000, which has been NationsCredit Commercial's charge-off policy since ________ __, 1996.
(2) Consists of the aggregation of additional losses or gains recognized when repossessed collateral is sold.


                 DELINQUENCY/LOSS EXPERIENCE FOR THE RECEIVABLES

                                                                                              Delinquency Experience
                                                                                                (Dollars in Thousands)


                                               As of March 31                             As of December 31
                               ----------------------------------------------------------------------------



                                       1997                 1996                  1996                 1995                 1994

                     Number                  Number                  Number                 Number              Number
                       of                      of                      of                     of                  of
                   Contracts     Amount    Contracts     Amount    Contracts    Amount     Contracts   Amount  Contracts   Amount
Portfolio........
Period of
Delinquency
30-59 Days.......
60-89 Days.....
90 Days or More....
Total Delinquencies
Total Delinquencies
 as a Percent
 of the Portfolio


                                                                                    CREDIT LOSS/REPOSSESSION EXPERIENCE
                                                                                           (DOLLARS IN THOUSANDS)

                                                                                QUARTER ENDED                  Year Ended
                                                                                  MARCH 31                     December 31



                                                                              1997          1996          1996        1995    1994
Average Portfolio Balance During the Period.............................
Average Number of Marine Contracts Outstanding
  During the Period.....................................................
Number of Repossessions Made as a Percent of
  Average Number of Marine Contracts Outstanding........................
Collateral Write-Down Amount(1).........................................
(Gain)/Loss Upon Liquidation(2).........................................
Net Losses..............................................................
Net Losses as a Percent of Average Amount Outstanding...................

----------


(1) Includes (i) write downs of marine contracts to fair market value of the collateral at the time of repossession and charged-off marine contract balances related to repossessed collateral not sold within 90 days of repossession, which was NationsCredit Commercial's charge-off policy prior to ________ __, 1996 and
(ii) write downs of marine contracts to fair market value of the collateral at time of repossession and charged-off marine contract balances relating to repossessed collateral with balances of $10,000 or less and not sold within 90 days of repossession or within 180 days of repossession, in the case of Receivables with balances of greater than $10,000, which has been NationsCredit Commercial's charge-off policy since ________ __, 1996.
(2) Consists of the aggregation of additional losses or gains recognized when repossessed collateral is sold.

                              THE RECEIVABLES POOL

          The Receivables include marine contracts from NationsCredit Commercial's Marine Contract Portfolio meeting the following criteria as of the Cutoff Date: (i) each Receivable provides for level monthly payments (provided that the payment in the first or last month in the life of the Receivable may be minimally different from the level payment) that fully amortize the principal amount of such Receivable (as long as each scheduled payment is made when due) by maturity and pay interest at the APR if in the case of simple interest Receivables, each payment is made on its scheduled due date; (ii) each Receivable provides for, in the event that such contract is prepaid, a prepayment that fully pays the Principal Balance and includes accrued but unpaid interest through the date of prepayment in an amount at least equal to the APR;
(iii) each Receivable has a fixed APR of not less than ____% and not greater than _____%; (iv) each Receivable has an original maturity of not more than [180] months; (v) each Receivable has a remaining maturity of at least [2 months and not more than 180 months]; (v) each Receivable has a remaining principal balance of not greater than [ ]; (vi) each Receivable is denominated in U.S. dollars in the United States; (vii) with respect to each Receivable, the related Obligor has obtained physical damage insurance covering the Boat and such Obligor is required under the terms of the Receivable to maintain such insurance; (viii) each Receivable constitutes "chattel paper" under the UCC; and
(ix) no Boat related to any Receivables shall be required to be documented under the Ship Mortgage Act of 1920, as amended (the "Ship Mortgage Act").

          Approximately _____% of the number of the Receivables, constituting approximately _____% of the Initial Pool Balance, represents the financing of new Boats; the remainder of the Receivables represent the financing of used Boats. Approximately _____% of the number of Receivables, constituting _____% of the Initial Pool Balance, are simple interest contracts. Approximately _____% of the number of Receivables, constituting _____% of the Initial Pool Balance are precomputed contracts. Approximately __% of the number of Receivables constituting approximately __% of the Initial Pool Balance are related to Boats which have been repossessed by the Servicer. Approximately ______% of the number of Receivables constituting _______% of the Initial Pool Balance are 30 to 59 days overdue. Approximately ____% of the number of Receivables constituting ____% of the Initial Pool Balance are 60 to 89 days overdue. Approximately ___% of the number of Receivables constituting ____% of the Initial Pool Balance are 90 or more days overdue.

                                          COMPOSITION OF THE RECEIVABLES


                         Aggregate                          Average
     Weighted            Principal         Number of       Principal       Weighted Average        Weighed Average
    Average APR           Balance         Receivables       Balance          Original Term         Remaining Term

       _____%         $______________        ______       $_________           ___ mos.               ___ mos.


                                    GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES


                                                          Percent of
                                                            Total               Aggregate            Percent of
                                        Number of         Number of         Principal Balance       Initial Pool
              State(1)                  Receivables      Receivables(2)      as of Cutoff Date        Balance(2)







Other..............................
     Total.........................           ______             100.00%             ___________           100.00%
                                              ======

----------

(1) Based on the current billing addresses of the Obligors on the Receivables.

(2) The sum of the individual percentages may not add to 100% because of rounding.



                                 DISTRIBUTION OF THE RECEIVABLES BY CONTRACT RATE

                                                                               Aggregate
                                                      Percent of               Principal
                                                        Total                   Balance                  Percent of
                                     Number of        Number of              as of Cutoff              Initial Pool
             Contract Rate         Receivables      Receivables(1)               Date                    Balance(1)


                     Total              ______                 100.00%            $____________             100.00%
                                        ======

----------

(1) The sum of the individual percentages may not add to 100% because of rounding.

                                           DISTRIBUTION BY ORIGINAL TERM

                                                                                 Aggregate
                                                          Percent of             Principal
                                                             Total                Balance             Percent of
                                           Number of       Number of            as of Cutoff         Initial Pool
Original Term (months)                   Receivables    Receivables(1)              Date              Balance(1)






Total............................                                 100.00%                      $            100.00%


----------

(1) The sum of the individual percentages may not add to 100% because of rounding.

                                          DISTRIBUTION BY REMAINING TERM


                                                                                  Aggregate
                                                           Percent of             Principal
                                                              Total                Balance            Percent of
                                            Number of       Number of            as of Cutoff        Initial Pool
Remaining Term (months)                   Receivables    Receivables(1)              Date             Balance(1)





Total..............................                                100.00%                      $           100.00%
                                               ======


----------

(1) The sum of the individual percentages may not add to 100% because of rounding.



                                 AGGREGATE ORIGINAL RECEIVABLE PRINCIPAL BALANCES

                                                                                  Aggregate
                                                                                  Principal
                                                       Percent of Total            Balance            Percent of
                                         Number of          Number              as of Cutoff         Initial Pool
Range                                  Receivables    of Receivables(1)             Date              Balance(1)




          Total.................                                   100.00%                      $           100.00%
                                            ======

----------

(1) The sum of the individual percentages may not add to 100% because of rounding.


                                 AGGREGATE REMAINING RECEIVABLE PRINCIPAL BALANCES


                                                                                  Aggregate
                                                                                  Principal
                                                       Percent of Total            Balance            Percent of
                                         Number of          Number              As of Cutoff         Initial Pool
Range                                  Receivables    of Receivables(1)             Date              Balance(1)



          Total................                                    100.00%                      $           100.00%
                                            ======

----------

(1) The sum of the individual percentages may not add to 100% because of rounding.

                                        DISTRIBUTION BY AGE OF RECEIVABLES


                                                                                  Aggregate
                                                                                  Principal
                                                        Percent of Total           Balance            Percent of
                                           Number of        Number of            As of Cutoff        Initial Pool
Months Since Origination                 Receivables     Receivables(1)              Date             Balance(1)



          Total...................                                  100.00%                     $           100.00%
                                              ======

----------

(1) The sum of the individual percentages may not add to 100% because of rounding.

                                      DISTRIBUTION BY QUARTER OF ORIGINATION


                                                              Percent of
                                                                 Total             Aggregate           Percent of
                                                Number of      Number of       Principal Balance      Initial Pool
Origination Quarter (quarter/year)            Receivables   Receivables(1)     as of Cutoff Date       Balance(1)
----------------------------------




          Total.........................                             100.00%                     $          100.00%
                                                    =====

----------

(1) The sum of the individual percentages may not add to 100% because of rounding.


                          AGGREGATE NEW AND USED REMAINING RECEIVABLE PRINCIPAL BALANCES

                                                  Percent of
                                                     Total                   Aggregate               Percent of
                                  Number of        Number of             Principal Balance          Initial Pool
New vs. Used                    Receivables     Receivables(1)           As of Cutoff Date           Balance(1)
------------

  New..................
  Used.................
     Total.............                                    100.00%                            $             100.00%
                                     ======

----------

(1) The sum of the individual percentages may not add to 100% because of rounding.

MATURITY AND PREPAYMENT ASSUMPTIONS

          Full and partial prepayments on the Receivables will have the effect of reducing the weighted average life of the Certificates, while delinquencies by Obligors under the Receivables, as well as extensions and deferrals on the Receivables, will have the effect of increasing the weighted average life of the Certificates. The Receivables may be prepaid at any time without penalty and the mandatory prepayment of a Receivable may result from, among other things, the sale, insured loss or other disposition of the Boat financed by the Receivable or the Receivable becoming a Defaulted Receivable. While no assurance can be given as to the rate of prepayments or as to whether there will be a significant amount of prepayments, NationsCredit Commercial has experienced substantial levels of prepayments on its portfolios of marine contracts in the past. Based on the historical performance of NationsCredit Commercial's portfolio of marine contracts, the average effective term of such contracts is approximately one-third of their scheduled contractual term. NationsCredit Commercial's historical prepayment experience on its portfolio of marine contracts has also reflected seasonal variations due to the seasonal nature of the retail marine finance business, with higher levels of prepayments in the beginning of the boating season during the spring and early summer. Although NationsCredit Commercial expects significant levels of prepayments to continue, no assurance can be given as to the level or timing of prepayments because prepayments are affected by numerous social, economic and other factors and because historical prepayment experience is not necessarily indicative of future prepayments. Certificateholders will bear all reinvestment risk resulting from prepayments on the Receivables.

                   CERTIFICATE FACTORS AND TRADING INFORMATION

          The "Certificate Factor" is a seven-digit decimal figure, which the Servicer will compute each month, equal to the Certificate Balance on such date of determination, divided by the initial Certificate Balance. The Certificate Factor will be 1.0000000 as of the Cutoff Date; thereafter, the Certificate Factor will decline to reflect reductions in the Certificate Balance. The amount of a Certificateholder's pro rata share of the Certificate Balance for a given month can be determined by multiplying the original denomination of such holder's Certificate by the Certificate Factor for that month. The Certificate Factor will be made available on or about the [eighth] business day of each month.

          Pursuant to the Agreement, Certificateholders will receive monthly reports concerning the payments received on the applicable Receivables, the Certificate Balance, the Certificate Factor, and various other items of information. Certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "The Certificates - Statements to Certificateholders".

                                 USE OF PROCEEDS

          The net proceeds to be received by the Trust from the sale of the Certificates will be applied to the purchase of the Receivables.

                                  THE DEPOSITOR

          The Depositor, NationsCredit Securitization Corporation, is a wholly-owned subsidiary of NationsCredit Commercial Corporation of America, which, in turn, is indirectly wholly-owned by NationsCredit Corporation ("NationsCredit"). The Depositor was incorporated in Delaware in 1995. The Depositor is organized for the limited purpose of purchasing, among other things, retail marine installment sale contracts and transferring such contracts to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of the Depositor are located at 225 E. John Carpenter Freeway, Irving, TX 75062-2731 and its telephone number is (972) 506-5026.

          The Depositor will take steps in structuring the transaction contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by NationsCredit Commercial under the United States Bankruptcy Code or similar applicable state law ("Insolvency Laws") will not result in consolidation of the assets and liabilities of the Depositor with those of NationsCredit Commercial. These steps include or will include the creation of the Depositor as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation or an amendment thereto containing certain limitations, including restricting the nature of the Depositor's business, requiring the Depositor to maintain records and books of account separate from those of NationsCredit Commercial, to refrain from commingling its assets with those of NationsCredit Commercial and to refrain from holding itself out as having agreed to pay, or being liable for, the debts of NationsCredit Commercial. In addition, the Depositor's certificate of incorporation will contain a restriction on the Depositor's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors, including at least one outside director. The Depositor intends to follow these and other procedures related to maintaining its separate corporate identity. However, there can be no assurance that a court would not conclude that the assets and liabilities of the Depositor should be consolidated with those of NationsCredit Commercial. If a court were to reach such a conclusion, or a filing were made under any Insolvency Law by or against the Depositor, or if an attempt were made to litigate any of the foregoing issues, delays in distributions on the Certificates (and possible reductions in the amount of such distributions) could occur.

                                  THE SERVICER

          The Servicer, NationsCredit Commercial Corporation of America ("NationsCredit Commercial") was incorporated in 1992 under the laws of the State of North Carolina. NationsCredit Commercial engages in the financing of dealer inventory of consumer goods which include such products as boats, boat motors and trailers, musical instruments, consumer electronics and appliances, residential heating and air conditioning equipment, lawn and garden equipment, manufactured housing units, and recreational vehicles. In support of its inventory financing of boat dealers, NationsCredit Commercial purchases marine installment sale contracts. NationsCredit Commercial is an indirect wholly-owned subsidiary of NationsCredit, which in turn is a wholly-owned subsidiary of NationsBank Corporation.

          On February 1, 1993, NationsBank Corporation, through its subsidiary NationsBanc Financial Services Corporation, acquired certain of the assets and assumed certain of the liabilities of Chrysler First Inc., a subsidiary of Chrysler Financial Corporation. NationsCredit Commercial represents operations which were formerly subsidiaries of Chrysler First Inc. None of the Receivables were originated prior to the acquisition of the assets and liabilities of Chrysler First Inc.

          The principal office of the Servicer is located at 3350 Cumberland Circle, N.W., Suite 1000 Atlanta, GA 30339

                             THE SURETY BOND ISSUER

          CapMAC is a New York-domiciled monoline stock insurance company which engages only in the business of financial guarantee and surety insurance. CapMAC is licensed in 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guarantee reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

          CapMAC claims-paying ability is rated "Aaa" by Moody's, "AAA" by S&P, "AAA" by Duff & Phelps Credit Rating Co. ("Duff & Phelps") and "AAA" by Nippon Investors Service Inc. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

          CapMAC is a wholly-owned subsidiary of CapMAC Holdings Inc. ("Holdings"). Neither Holdings nor any of its stockholders is obligated to pay any claims under any surety bond issued by CapMAC or any debts of CapMAC or to make additional capital contributions.

          CapMAC is regulated by the Superintendent of Insurance of the State of New York. In addition, CapMAC is subject to regulation by the insurance laws and regulations of the other jurisdictions in which it is licensed. Such insurance laws regulate, among other things, the amount of net exposure per risk that CapMAC may retain, capital transfers, dividends, investment of assets, changes in control, transactions with affiliates and consolidations and acquisitions. CapMAC is subject to periodic regulatory examinations by the same regulatory authorities.

          CAPMAC'S OBLIGATIONS UNDER THE SURETY BOND MAY BE REINSURED. SUCH REINSURANCE DOES NOT RELIEVE CAPMAC OF ANY OF ITS OBLIGATIONS UNDER THE SURETY BOND.

          THE SURETY BOND IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

          AS OF DECEMBER 31, 1996 AND 1995, CAPMAC HAD QUALIFIED STATUTORY CAPITAL (WHICH CONSISTS OF POLICYHOLDERS' SURPLUS AND CONTINGENCY RESERVE) OF APPROXIMATELY $____ MILLION AND $240 MILLION, RESPECTIVELY, AND HAD NOT INCURRED ANY DEBT OBLIGATIONS. ARTICLE 69 OF THE NEW YORK STATE INSURANCE LAW REQUIRES CAPMAC TO ESTABLISH AND MAINTAIN THE CONTINGENCY RESERVE, WHICH IS AVAILABLE TO COVER CLAIMS UNDER SURETY BONDS ISSUED BY CAPMAC.

          The financial statements of CapMAC prepared in accordance with generally accepted accounting principles as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, are made part of this Prospectus. Copies of CapMAC's financial statements prepared in accordance with statutory accounting standards, which differ from generally accepted accounting principles, and filed with the Insurance Department of the State of New York are available upon request from CapMAC. CapMAC is located at 885 Third Avenue, New York, New York 10022, and its telephone number is (212) 755-1155.

                                THE CERTIFICATES

          The Certificates offered hereby will be issued pursuant to the Agreement. Copies of the Agreement (without exhibits) may be obtained by Certificateholders upon request in writing to the Trustee at Bankers Trust Company, 4 Albany Street, New York, New York 10006; Attn: Corporate Trust and Agency Group Structured Transactions. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement.

GENERAL

          The Certificates will be available for purchase in book-entry form in minimum denominations representing $1,000 of initial principal balance of the Receivables and in integral multiples thereof, and will represent an undivided fractional interest in the Trust equal to the percentage obtained by dividing the denomination of the Certificate by such initial principal balance.

          In general, it is intended that Certificateholders receive, on each Distribution Date, the aggregate payments of principal, consisting of the aggregate collected principal payments, full and partial prepayments on the Receivables (other than Receivables for which the Servicer or NationsCredit Commercial has made a payment of the Purchase Amount in a Collection Period prior to the related Collection Period) received by the Servicer during the preceding calendar month (the "Collection Period"), the principal balance of Defaulted Receivables which became Defaulted Receivables during the related Collection Period and interest at one-twelfth the Pass-Through Rate on the Certificate Balance as of the close of business on the prior Distribution Date. A prepayment of a Receivable may be made by or on behalf of the respective Obligor by application of certain insurance proceeds, as a result of a repurchase by NationsCredit Commercial or a purchase by the Servicer, as a result of payments made in respect of Defaulted Receivables under the Reserve Account, the Surety Bond, or, if payments are not made as required under the Surety Bond, upon the repossession of the Boat, or other enforcement measure taken with respect to a Defaulted Receivable. See "The Certificates - Sale and Assignment of Receivables", The Surety Bond and Reserve Account", and Servicing Procedures".

          The Certificates will initially be represented by one or more certificates registered in the name of the nominee of The Depository Trust Company ("DTC", and together with any successor depository selected by the Depositor, the "Depository") except as set forth below. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of the Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described herein, no Certificate Owner will be entitled to receive a certificate representing such person's interest in the Certificates. All references herein to action by Certificateholders shall refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See Book-Entry Registration" and Definitive Certificates".

BOOK-ENTRY REGISTRATION

          DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Direct Participants") and to facilitate the clearance and settlement of securities transactions between Direct Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Direct Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (the "Indirect Participants").

          Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest from the Trustee through Direct Participants and Indirect Participants. Under a book-entry format Certificateholders may experience some delay in their receipt of principal and interest distributions with respect to the Certificates since distributions with respect to the Certificateholders will be forwarded by Bankers Trust Company as paying agent, or its successor in such capacity (the "Paying Agent") to Cede, the nominee of DTC will then forward such distributions to its Direct Participants who in turn will forward them to Indirect Participants or Certificate Owners. It is anticipated that the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Direct Participants and Indirect Participants.

          Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Direct Participants and is required to receive and transmit distributions of principal of, and interest on, the Certificates. Direct Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

          Because DTC can only act on behalf of Direct Participants, who in turn act on behalf of Indirect Participants and certain banks, trust companies and other persons approved by it the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the absence of physical certificates for such Certificates.

          DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Direct Participants to whose accounts with DTC the Certificates are credited. Additionally, DTC has advised the Depositor that it will take such actions with respect to specified percentages of the Certificate Balance only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Direct Participants whose holdings include such undivided interests.

DEFINITIVE CERTIFICATES

          The Certificates will be issued in fully registered, certificated form (the "Definitive Certificates"), to Certificate Owners or their nominees rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates, and the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default, Certificate Owners representing in the aggregate not less than 50% of the Certificate Balance advise the Trustee and DTC through Direct Participants in writing that the continuation of a book-entry system through any Depository is no longer in the best interest of the Certificate Owners.

          Upon the occurrence of any events described in the immediately preceding paragraph, the Trustee shall notify all Certificate Owners through DTC of the occurrence of any such event and of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificates representing the Certificates and instructions for re-registration, the Trustee will issue the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the registered holders of such Definitive Certificates as Certificateholders under the Agreement (the "Holders").

          If Definitive Certificates are issued, distributions of principal of, and interest on, the Definitive Certificates will be made by the Trustee directly to Holders in accordance with the procedures set forth herein and in the Agreement. Distributions of principal and interest on each Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the preceding Record Date. Such distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee. The final payment on any Definitive Certificate, however, will be made only upon presentation and surrender of such Definitive Certificate at the office or agency specified in the notice of final distribution mailed to Holders.

          Definitive Certificates will be transferable and exchangeable at the offices of the Trustee in New York, New York. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. Bankers Trust Company will initially be designated as the registrar for the Certificates.

          Certificates held by the Depositor or the Servicer shall not be counted in any vote or action requiring the consent of Certificateholders under the Agreement.

SALE AND ASSIGNMENT OF RECEIVABLES

         On the date of issuance of the Certificates (the "Closing Date"), the Depositor will cause the Trust to purchase the Receivables indirectly from NationsCredit Commercial. Each Receivable purchased by the Trust will be identified in a schedule appearing as an exhibit to the Agreement. The Trustee will, concurrently with such purchase, execute, authenticate and deliver the Certificates.

          In the Agreement the following representations and warranties made by NationsCredit Commercial will be assigned to the Trustee: (i) each Receivable has been originated in the United States by a Dealer, for the retail sale of a Boat in the ordinary course of such Dealer's business, has been fully and properly executed by the parties thereto, has been purchased by NationsCredit Commercial from such Dealer under an existing Dealer Agreement with NationsCredit Commercial; (ii) each Receivable creates or shall create a valid, subsisting and enforceable first priority perfected security interest in favor of NationsCredit Commercial in the related Boat (other than in the case of boat motors subject to certificate of title statutes that provide for perfection by filing a UCC-1 financing statement); (iii) upon the creation of each receivable and immediately prior to its sale by NationsCredit Commercial, NationsCredit Commercial was the legal and beneficial owner of each Receivable; (iv) each Receivable was originated in the United States by a Dealer in the ordinary course of such Dealer's business and such Receivable was purchased by NationsCredit Commercial from such Dealer under an existing Dealer Agreement with NationsCredit Commercial; (v) there is no right of rescission, offset, defense or counterclaim to the Servicer obligation of the Obligor under any Receivable which right of rescission, offset, defense or counterclaim has been overtly asserted; (vi) each Receivable is the legal, valid and binding obligation of the related Obligor thereunder and is enforceable in accordance with its terms, subject to bankruptcy, insolvency, and other similar laws relating to the enforcement of creditors' rights generally and to the general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as they relate to bankruptcy, insolvency or similar proceedings involving the Obligor as debtor, and all parties to such Receivable had full legal capacity to execute such Receivable and all other documents related thereto; (vii) there is only one original of each Receivable; and (viii) the performance of the Obligor's obligations under each Receivable is secured by a valid, perfected, subsisting and enforceable first priority security interest in the related Boat (other than boat motors subject to certificate of title statutes that provide for the security interest in such boat motors to be perfected by the filing of UCC-1 financing statements) in favor of NationsCredit Commercial, and all filings (including, without limitation, UCC filings) necessary in any jurisdiction to give a perfected ownership interest in such Receivables shall have been made. Pursuant to the Agreement, the Servicer shall represent and warrant to the Trustee, among other things, that (i) the Receivables satisfy the selection criteria specified above in "The Receivables Pool"; (ii) no Receivable shall be due from the United States of America or any State or local government or from any agency, department or instrumentality of the United States of America, any State or local government; (iii) no Receivable shall have been satisfied, subordinated or rescinded, nor shall any Boat have been released from the security interests granted by the related Receivable in whole or in part, (iv) no provision of a Receivable shall have been waived; (v) no liens or claims shall have been filed for work, labor or materials relating to a Boat that shall be liens prior to, or equal or coordinate with, the security interest in the Boat granted by the Receivable; (vi) each Receivable is free and clear of all security interests, liens, charges and encumbrances, other than security interests, liens, and encumbrances held by or assigned to the Trust; and (vii) each Receivable complies in all material respects with all applicable state and federal laws (and regulations thereunder) including, without limitation, to the extent applicable, consumer protection, usury, equal credit opportunity, fair credit billing, fair credit reporting, fair credit debt collection practices, truth-in lending or other similar laws, and the Federal Trade Commission Act; and (viiii) all filings (including, without limitation, UCC filings necessary in any jurisdiction to give the Trustee, in the case of the Agreement, a first priority perfected ownership interest in the Receivables shall have been made. As of the second (or, at NationsCredit Commercial's or the Servicer's option, as applicable, the first) Record Date following the discovery by or notice to NationsCredit Commercial's or the Servicer of a breach of any representation or warranty made by NationsCredit Commercial's or the Servicer, respectively, that materially and adversely affects the interests of the Certificateholders in a Receivable, NationsCredit Commercial or the Servicer as applicable, unless it cures the breach, will purchase the Receivable from the Trustee, at a price equal to the unpaid principal balance owed by the Obligor plus accrued interest calculated at a rate equal to the sum of the Pass-Through Rate plus the Servicing Fee Rate (the "Purchase Amount"). The repurchase and the purchase obligation are a general and unsecured obligation of NationsCredit Commercial and the Servicer, respectively, and will constitute the sole remedy available to the Certificateholders or the Trustee for any such uncured breach. Any failure on the part of NationsCredit or the Servicer to pay the Purchase Amount of any Receivable when required will not be covered by collections from Receivables or payments under the Surety Bond.

          To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trustee, on behalf of the Trust, will appoint the Servicer as custodian of all the Receivables. NationsCredit Commercial's accounting records and computer systems will reflect the ultimate sale and assignment of the Receivables to the Trustee. UCC-1 financing statements reflecting the sale and assignment of the Receivables to the Trustee will be filed. Because the Receivables will remain in the Servicer's possession and will not be stamped or otherwise marked to reflect the assignment to the Trustee, if a subsequent purchaser were able to take physical possession of the Receivables in the ordinary course of its business without knowledge of the assignment, the Trustee's interest in the Receivables could be defeated. See "Risk Factors C Lack of Perfection of Interests in Receivables." Due to the administrative burden and expense: the certificates of title, in the case of Boats financed in states where security interests in boats are subject to certificate of title statutes, will not be endorsed; and the UCC-1 financing statements, in the case of Boats financed in states where security interests in boats are perfected by filing a UCC-1 financing statement, will not be amended. In the absence of such procedures, the Trust may not have a perfected security interest in the Boats financed in certificate of title or UCC states, but the failure to make such endorsements, filings or recordations will not affect the validity of the original security interest as against the Obligor in UCC states. With respect to Boats documented under certificate of title states, the validity of the security interest against the original Obligor is less clear. See "Risk Factors - Lack of Security Interests in Boats."

ACCOUNTS

          The Servicer will establish and maintain with the Trustee one or more accounts, in the name of the Trustee on behalf of the Certificateholders, into which all payments made on or with respect to the Receivables will be deposited, and from which all distributions with respect to the Receivables and the Certificates will be made (collectively, the "Certificate Account"). The Certificate Account shall be maintained with the Trustee so long as (i) the Trustee's deposits have a rating acceptable to each Rating Agency or (ii) the Certificate Account is maintained as a fully segregated trust account. If at any time the conditions in clauses (i) or (ii) above are not satisfied, the Servicer shall, with the Trustee's assistance as necessary, cause the Certificate Account to be moved to a bank which can satisfy such conditions.

SERVICING PROCEDURES

          The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables and, in a manner consistent with the Agreement, will perform such collection procedures as it follows with respect to marine contracts that it services for itself and others. See "Certain Legal Aspects of the Receivables." Consistent with the Agreement, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend, rewrite or otherwise modify the payment terms of a Receivable; provided, however, that the Servicer may, with certain limitations set forth in the Agreement, extend a Receivable for credit related reasons that would be acceptable to the Servicer with respect to comparable marine contracts that it services for itself and others and in accordance with its customary standards, policies and procedures if the cumulative extensions with respect to any Receivable shall not cause the term of such Receivable to extend beyond _______________. See "NationsCredit Commercial's Portfolio of Marine Contracts." Such arrangements may result in the Servicer purchasing the Receivable for its Purchase Amount. If required payments under the Surety Bond are not made, the Servicer would follow such normal collection practices and procedures as it deems necessary or advisable to realize upon any Receivable with respect to which the Servicer determines that eventual payment in full is unlikely. The Servicer may sell the Boat securing the Receivable at a public or private sale, or take any other action permitted by applicable law.

          The Servicer will covenant in the Agreement that: (i) the Servicer will not release a Boat from the security interest granted by the related Receivable in whole or in part, except upon payment in full by the related Obligor; (ii) the Servicer will not impair the rights of the Certificateholders in any Receivables; (iii) the Servicer will not increase or decrease the amount of any scheduled payment on a Receivable or the principal amount of a Receivable (except with respect to a prepayment of a scheduled payment that does not result in a deferral of any other scheduled payment); (iv) the Servicer will not change the APR of any Receivable; (v) the Servicer will not sell, pledge, transfer, deliver or otherwise dispose of any Receivable, except as provided in the Agreement; (vi) the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable marine contracts that it services for itself and others; and (vii) the Servicer will not extend, rewrite or otherwise modify the payment terms of a Receivable; provided, however, that the Servicer may, with certain limitations set forth in the Agreement, extend a Receivable for credit related reasons that would be acceptable to the Servicer with respect to comparable marine contracts that it services for itself and others and in accordance with its customary standards, policies and procedures if the cumulative extensions with respect to any Receivable shall not cause the term of such Receivable to extend beyond _______________.

          In the event of a breach by the Servicer of any covenant described above that materially and adversely affects the interests of the Certificateholders and the Surety Bond Issuer in a Receivable, the Servicer, unless such breach has been cured by the second Record Date (or, at the Servicer's election, the first Record Date) following the date on which the Servicer becomes aware of, or receives written notice of such breach or earlier in certain circumstances, will be required to purchase the Receivable from the Trustee on the business day prior to the Distribution Date related to such Record Date or earlier under certain circumstances. The purchase price will be the Purchase Amount as of the last day of the Collection Period preceding the date of such purchase. The purchase obligation is a general unsecured obligation of the Servicer and will constitute the sole remedy available to the Certificateholders, the Trust or the Trustee against the Servicer for any such uncured breach, except with respect to certain indemnities of the Servicer under the Agreement related thereto. Any failure of the Servicer to pay the Purchase Amount of any Receivable when required will not be covered by collections from Receivables or payments under the Surety Bond.

COLLECTIONS ON RECEIVABLES

          While NationsCredit Commercial or an entity (a) into which NationsCredit Commercial is merged or consolidated, (b) which succeeds to the properties and assets of the Servicer substantially as a whole or (c) more than 50% of the voting stock of which is, directly or indirectly, owned by NationsBank Corporation, which has executed an agreement of assumption to perform the obligations of the Servicer under the Insurance Agreement and the Agreement, is the Servicer, the Servicer may commingle collections held by it and may use such funds for its own purposes prior to the business day preceding each Distribution Date provided that all of the following conditions are satisfied: (i) there exists no Event of Default (as described below); (ii) if the Servicer does not have a short-term rating or deposit rating of at least A-1 from S&P and P-1 from Moody's, a guaranty, letter of credit, surety bond or other similar instrument is issued covering collections held by NationsCredit Commercial or such successor, which is acceptable to the Rating Agencies and the Surety Bond Issuer and is issued by an entity which has a short-term debt or deposit rating, as applicable, of at least A-1 from S&P and P-1 from Moody's; and (iii) the Servicer, the Trustee, the Depositor and the Surety Bond Issuer shall not have received notice from S&P or Moody's that failure to separate such funds will result in a reduction or withdrawal of the then current rating on the Certificates by either S&P or Moody's. If all the conditions contained in the preceding sentence are not met, the Servicer will deposit all payments on Receivables (from whatever source) and all proceeds of Receivables collected during each Collection Period into the Certificate Account not later than the second business day after receipt. NationsCredit Commercial and the Servicer will deposit the aggregate Purchase Amount of Receivables repurchased by NationsCredit Commercial or purchased by the Servicer into the Certificate Account on or before the business day preceding the applicable Distribution Date. Pending deposit into the Certificate Account, collections may be invested by the Servicer at its own risk and for its own benefit, and will not be segregated from funds of the Servicer. See "Risk Factors - Commingling Risk."

          In accordance with NationsCredit Commercial's normal practices and procedures, payments made by or on behalf of an Obligor on a Receivable during a Collection Period shall be applied first to late payment fees and extension fees, second to interest accrued on the Receivable, third to principal due on the Receivable, fourth to insurance premiums and certain other amounts due on physical damage insurance policies placed by the Servicer, fifth to administrative charges, if any, and sixth to the remaining principal balance. Late payment and extension fees, if any, and other administrative fees and add-on amounts for items such as physical damage insurance placed by the Servicer will be included as part of the Trust's assets; provided however that the Trustee will agree to hold any such amounts for the benefit of the Servicer and any payments received with respect thereto will not be passed through to Certificateholders, but will instead be promptly remitted to the Servicer upon receipt.

SERVICING COMPENSATION

          The Servicer will be entitled to receive the Servicing Fee with respect to each Distribution Date, equal to the product of one-twelfth the Servicing Fee Rate multiplied by the Pool Balance as of the last day of the prior Collection Period (or, in the case of the first Distribution Date, the Initial Pool Balance). The Trustee, as provided above, will remit to the Servicer any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the Receivables. Payments by or on behalf of Obligors will be allocated to payments of principal, interest and late fees in accordance with the Servicer's normal practices and procedures.

          The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of marine retail installment sale contracts as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment statements to Obligors, reporting tax information to Obligors, paying costs of disposition of defaults, and monitoring the collateral. The Servicing Fee also will compensate the Servicer for administering the Receivables, including accounting for collections and furnishing monthly and annual statements to the Trustee with respect to distributions, and providing information to the appropriate party relating to Federal income taxes. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables. The Trust will not be responsible for fees and expenses of any subservicer.

DISTRIBUTIONS ON CERTIFICATES

          On or before the eighth business day of each month, the Servicer will inform the Trustee of the amount of aggregate collections on the Receivables (other than Receivables purchased by the Servicer or repurchased by NationsCredit Commercial) including all refunds received by the Servicer with respect to any refunded portion of any extended warranty protection plan costs, or of physical damage, credit life or disability insurance premiums included in the principal amount of the Receivables; the aggregate Purchase Amount of Receivables required to be repurchased by NationsCredit Commercial or required to be purchased by the Servicer; the aggregate amounts to be drawn on the Reserve Account; the aggregate payments to be made under the Surety Bond; and the Servicing Fee; all with respect to the preceding Collection Period.

               On the Distribution Date, the Trustee will distribute from the Certificate Account pro rata to the Certificateholders of record as of the preceding Record Date, the Servicer, the Surety Bond Issuer, the Collateral Agent and the Depositor the following amounts in the following order of priority:

               (i) to the Certificateholders, an amount equal to one-twelfth of the product of (x) the Pass-Through Rate and (y) the Certificate Balance as of the close of business on the prior Distribution Date (the "Monthly Interest Payment"), and any carry-over Monthly Interest Payment from prior Distribution Dates;

               (ii) if NationsCredit Commercial or an affiliate thereof is not the Servicer, to the Servicer, an amount equal to one-twelfth of the product of (x) the Servicing Fee Rate and (y) the Pool Balance as of the last day of the prior Collection Period (or, in the case of the first Distribution Date, the Initial Pool Balance) ("Monthly Servicing Fee") and any carry-over Monthly Servicing Fee from prior Distribution Dates;

               (iii) to the Certificateholders, (a) that portion of all collections received by the Servicer during the related Collection Period on Receivables allocable to principal (which shall not include the principal portion of proceeds from any recoveries or liquidations in respect of Defaulted Receivables), (b) Purchase Amounts allocable to principal and paid by the Depositor or the Servicer, (c) the principal balance of Defaulted Receivables; and (d) any Preference Amount paid by the Trust during the related Collection Period (collectively, the "Monthly Principal Payment") and any carry-over Monthly Principal Payment from prior Distribution Dates;

               (iv) If NationsCredit Commercial or an affiliate thereof is the Servicer, to the Servicer, the Monthly Servicing Fee and any carry-over Monthly Servicing Fee from prior Distribution Dates;

               (v) to the Surety Bond Issuer, any amounts owing to the Surety Bond Issuer under the Insurance Agreement and the Agreement and not paid (any payments to the Surety Bond Issuer made pursuant to this clause (iv) shall be applied as follows: first, to the extent of any premiums due and unpaid; second, to the extent of any other amounts owing and not paid to the Surety Bond Issuer (except for unreimbursed draws on the Surety Bond); third, to the extent of any unreimbursed draws on the Surety Bond with respect to interest; and fourth, to the extent of any unreimbursed draws on the Surety Bond in respect of principal);

               (vi) to the Collateral Agent, an amount up to the Specified Reserve Account Requirement for deposit into the Reserve Account; and

               (vii) to the Depositor, any remaining amounts.

          "Defaulted Receivable" means the principal balance owed by an Obligor on each Receivable with respect to which (x) the Servicer has determined during the related Collection Period that eventual payment in full is unlikely or (y) during the related Collection Period has become (1) 180 consecutive days delinquent, in the case of any Receivable with a balance of $10,000 or less as of the first day of delinquency, or (2) 270 consecutive days delinquent, in the case of any Receivable with a balance of greater than $10,000 as of the first day of delinquency, (in each case a "Defaulted Receivable").

          "Preference Amount" means losses incurred by the Trust which result from a loss to the Trust arising from a successful claim by an Obligor or an Obligor's representative for previously collected monies.

          [The Monthly Principal Payment will not exceed the unpaid principal balance of the Certificates.]

          The Surety Bond Issuer will unconditionally and irrevocably guarantee payment of the distributions described in clauses (i) through (iii). See "--The Surety Bond and Reserve Account."

          The Monthly Interest Payment is calculated on the Certificate Balance, which shall decline by the amount of principal distributions made on the Certificates. To the extent that payments on the Receivables and amounts on deposit in the Reserve Account are not sufficient to cover the entire principal amount of Defaulted Receivables and payments under the Surety Bond are not made, Certificateholders will incur a loss and interest will not be paid on the amount of such loss.

          As an administrative convenience, the Servicer will be permitted to make the deposit of (a) collections and the aggregate Purchase Amount for or with respect to the Collection Period and (b) the Purchase Amount for any optional purchase of the Receivables (as described herein) net of distributions to be made to the Servicer with respect to the Collection Period. The Servicer, however, will account for the amount of any such purchase to the Trustee and to the Certificateholders as if all deposits, distributions and transfers were made individually.

          Any amounts released to the Depositor pursuant to clause (vi) above shall not be property of the Trust thereafter, and the Depositor shall have no obligation to return such amounts to the Trust in the event insufficient funds are available on any subsequent Distribution Date to distribute to Certificateholders the Monthly Interest Payment, any carry-over Monthly Interest Payment, the Monthly Principal Payment or any carry-over Monthly Principal Payment.

         The following chart sets forth an example of the application of the foregoing provisions to a monthly distribution:


[          ].........  The Servicer receives monthly payments,
                       prepayments and other proceeds in respect of the
                       Receivables.
[         ]..........  Record Date. Distributions on the Distribution
                       Date are made to Certificateholders of record at
                       the close of business on this date.
[        ]...........  Determination Date. The Servicer notifies the
                       Trustee of the amounts to be distributed on the
                       Distribution Date.
[       ]............  Distribution Date. The Trustee distributes to
                       Certificateholders amounts payable in respect of the Certificates, and transfers the balance as described in clauses (i), (ii), (iii), and (vii) above.


THE SURETY BOND AND RESERVE ACCOUNT

          On or before the Closing Date, the Depositor will cause the Surety Bond to be issued by the Surety Bond Issuer pursuant to the provisions of the Agreement and the Insurance and Reimbursement Agreement (the "Insurance Agreement") among the Depositor, the Servicer and the Surety Bond Issuer. The Surety Bond will unconditionally and irrevocably guarantee the timely payment of
(i) the Monthly Interest Payment, (ii) if NationsCredit Commercial or an affiliate thereof is not the Servicer, the Monthly Servicing Fee and (iii) the Monthly Principal Payment.

          The Trustee will demand payment under the Surety Bond (or the Surety Bond Issuer will otherwise make available) with respect to any Distribution Date to the extent there are not sufficient amounts available from collections on Receivables or on deposit in the Reserve Account, to make distributions in respect of (i) the Monthly Interest Payment, (ii) if NationsCredit Commercial or an affiliate thereof is not the Servicer, the Monthly Servicing Fee and (iii) the Monthly Principal Payment.

         In addition, the Surety Bond will unconditionally guarantee the payment of the outstanding Certificate Balance on the Final Scheduled Distribution Date (after giving effect to all other amounts distributed and allocable to principal on such Distribution Date).

         In the event the Reserve Account is exhausted or otherwise unavailable, in the absence of payments under the Surety Bond, Certificateholders will directly bear the credit and other risks associated with their undivided interest in the Trust.

         In the event the Surety Bond Issuer's claims paying ratings have been reduced by any of the Rating Agencies, the Depositor may, but it is not obligated to, upon payment of all amounts required to be paid to the Surety Bond Issuer pursuant to the Insurance Agreement and the Agreement either (i) replace the Surety Bond with a financial guaranty insurance policy issued by another surety bond issuer, provided that the ratings on the claims paying ability of such replacement surety bond issuer are higher than those of the surety bond issuer sought to be replaced (after giving effect to such reduction) or (ii) eliminate or provide another form of credit enhancement; provided that in the case of clause (ii), the Rating Agencies consent thereto and confirmation that the ratings of the Certificates will be increased from their then current levels (after giving effect to such reduction) as a result of such action shall have been obtained.

         Payment of claims under the Surety Bond will be made by the Surety Bond Issuer following Receipt by the Surety Bond Issuer of the appropriate notice for payment on the later to occur of (a) 11:00 a.m., New York City time, on the second Business Day following Receipt of such notice for payment, and (b) 11:00 a.m., New York City time, on the Business Day immediately preceding the relevant Distribution Date.

         The terms "Receipt" and "Received," with respect to the Surety Bond, means actual delivery to the Surety Bond Issuer, prior to 2:00 p.m., New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 2:00 p.m., New York City time, shall be deemed to be Receipt on the next succeeding Business Day.

         If a payment by the Surety Bond Issuer is voided pursuant to a final and non-appealable order (a "Preference Event") under any applicable bankruptcy, insolvency, receivership or similar law in an Insolvency Proceeding, and, as a result of such a Preference Event, the Trustee is required to return such voided payment, or any portion of such voided payment, made in respect of the Certificates (an "Avoided Payment"), the Surety Bond Issuer will pay an amount equal to such Avoided Payment, upon receipt by the Surety Bond Issuer from the Trustee of (x) a certified copy of a final order of a court exercising jurisdiction in such Insolvency Proceeding to the effect that the Trustee is required to return any such payment or portion thereof during the term of the Surety Bond because such payment was voided under applicable law, with respect to which order the appeal period has expired without an appeal having been filed (the "Final Order"), (y) an assignment, in form reasonably satisfactory to the Surety Bond Issuer, irrevocably assigning to the Surety Bond Issuer all rights and claims of the Trustee relating to or arising under such Avoided Payment and
(z) a notice for payment appropriately completed and executed by the Trustee. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the Trustee directly.

         Notwithstanding the foregoing, in no event shall the Surety Bond Issuer be obligated to make any payment in respect of any Avoided Payment, which payment represents a payment of the principal amount of the Certificates, prior to the time the Surety Bond Issuer would have been required to make a payment in respect of such principal in the absence of such Preference Event.

         The Surety Bond Issuer shall make payments due in respect of Avoided Payments prior to 1:00 p.m., New York City time, on the second Business Day following the Surety Bond Issuer's Receipt of the documents required under clauses (x) through (z) of the second preceding paragraph.

         Under the Surety Bond, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, New York and the States of [ ] are authorized or obligated by law or executive order to be closed.

         "Insolvency Proceeding" means the commencement, after the Closing Date, of any bankruptcy, insolvency, readjustment of debt, reorganization, marshaling of assets and liabilities or similar proceedings by or against any person, or the commencement, after the Closing Date, of any proceedings by or against any Person for the winding up or liquidation of its affairs, or the consent after the date hereof to the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshaling of assets and liabilities or similar proceedings of or relating to any Person.

         The terms of the Surety Bond cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust, the Depositor or the Servicer. The Surety Bond by its terms may not be canceled or revoked prior to the time it is terminated in accordance with its express terms. The Surety Bond is governed by the laws of the State of New York.

         THE SURETY BOND IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK STATE INSURANCE LAW.

         The Depositor will establish and maintain with the Collateral Agent an account (the "Reserve Account"). The Reserve Account will not be part of the Trust, but will be pledged to the Trustee for the benefit of the Certificateholders and the Surety Bond Issuer. On the Closing Date an initial deposit will be made into the Reserve Account and thereafter will be augmented on each Distribution Date from payments on Receivables allocable to interest on deposit in the Certificate Account with respect to the preceding Collection Period after distributions on such Distribution Date in respect of the Monthly Interest Payment and any carry-over Monthly Interest Payment, the Monthly Servicing Fee and any carry-over Monthly Servicing Fee (if NationsCredit Commercial or an affiliate thereof is not the Servicer), the Monthly Principal Payment and any carry-over Monthly Principal Payment and any amounts owing to the Surety Bond Issuer under the Insurance Agreement and the Agreement and not paid, until the amount on deposit in the Reserve Account is equal to a specified amount to be determined by the Surety Bond Issuer and the Rating Agencies (the "Specified Reserve Account Requirement"). Amounts, if any, on deposit in the Reserve Account on any Distribution Date (after giving effect to all distributions to be made on such Distribution Date) in excess of the Specified Reserve Account Requirement will be released to the Depositor. The Specified Reserve Account Requirement and amounts on deposit or to be deposited into the Reserve Account may be reduced, including to zero, or distributed in a different manner than described herein with the consent of the Surety Bond Issuer as long as such reduction or change does not cause a downgrade or withdrawal of the then-current rating of the Certificates by either Moody's or S&P, but without prior notice to or the consent of the Certificateholders. Prospective purchasers of the Certificates should not rely on any amounts being deposited into or being available from the Reserve Account in making a decision on whether to purchase the Certificates.

STATEMENTS TO CERTIFICATEHOLDERS

         On each Distribution Date, the Trustee will include with each distribution to each Certificateholder of record, a statement to Certificateholders furnished pursuant to the Agreement, setting forth for the Collection Period relating to such Distribution Date the following information (stated in the case of items (i), (ii) and (iii), on the basis of $1,000 initial principal amount) as of such Distribution Date:

               (i) the amount of the Certificateholder's distribution which constitutes the Monthly Principal Payment (including any carry-over Monthly Principal Payment);

             (ii) the amount of the Certificateholder's distribution which constitutes the Monthly Interest Payment (including any carry-over Monthly Interest Payment);

               (iii) the Certificateholder's pro rata portion of the Monthly Servicing Fee (including any carry-over Monthly Servicing Fee);

               (iv) the Certificate Balance and the Certificate Factor as of the close of business on such Distribution Date; and

             (v) the Pool Balance as of the last day of the Collection Period.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Agreement, the Trustee shall mail to each Person who at any time during such calendar year shall have been a Certificateholder of record a statement containing the annual total for the amounts described in (i) through (iii) above for the purposes of such Certificateholder's preparation of Federal income tax returns. See "Certain Federal Income Tax Consequences."

EVIDENCE AS TO COMPLIANCE

         The Agreement will provide that a firm of independent public accountants will furnish to the Trustee and the Surety Bond Issuer on or before March 31 of each year, beginning March 31, 1998, a statement as to compliance by the Servicer during the preceding twelve months ended December 31 of the preceding year with certain standards relating to the servicing of the Receivables.

         The Agreement will also provide for delivery to the Trustee, on or before March 31 of each year, commencing March 31, 1998 of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under such Agreement throughout the preceding twelve months ended December 31 or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give the Trustee notice of certain Events of Default under the Agreements.

         Copies of such statements and certificates may be obtained by Certificateholders by a request in writing addressed to the Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

         The Agreement will provide that NationsCredit Commercial may not resign from its obligations and duties as Servicer thereunder, except upon determination that the performance of such duties by NationsCredit Commercial is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed NationsCredit Commercials's servicing obligations and duties under the Agreement. The Servicer may delegate all or any part of its servicing obligations under the Agreement to another person provided that no such delegation shall relieve the Servicer of any of its obligations or liabilities under the Agreement. NationsCredit Commercial employs NationsCredit Financial Services Corporation to collect on charged-off marine contracts.

          The Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents shall be under any liability to the Trust or the Certificateholders for taking any action or for refraining from taking any action pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under such Agreement and that, in its opinion, may involve it in any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder.

         Under the circumstances specified in the Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, or, with respect to its obligations as Servicer, any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by NationsBank Corporation, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under the Agreement.

EVENTS OF DEFAULT

         "Events of Default" under the Agreement will consist of: (i) any failure by the Servicer to deliver to the Trustee for distribution to the Certificateholders any proceeds or payment required to be delivered under the terms of the Certificates and the Agreement, which failure continues unremedied for three business days after written notice from the Trustee is received by the Servicer or after discovery by an officer of the Servicer; (ii) any failure by the Servicer, NationsCredit Commercial or the Depositor, as the case may be, duly to observe or to perform in any material respect any other covenant or agreement set forth in the Certificates or the Agreement which failure materially and adversely affects the rights of Certificateholders and which continues unremedied for 60 days after the giving of written notice of such failure (1) to the Servicer or the Depositor, as the case may be, by the Trustee or (2) to the Servicer or the Depositor, as the case may be, and to the Trustee by the respective Certificateholders evidencing not less than 25% of the Pool Balance and the Surety Bond Issuer; (iii) certain events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Servicer or the Depositor and certain actions by the Servicer or the Depositor indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations and (iv) any representation or warranty by the Servicer in the Agreement shall prove to have been incorrect in any material respect when made which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by either the Certificateholders evidencing not less than 25% of the Certificate Balance or the Surety Bond Issuer and as a result of which the interests hereunder of Certificateholders are materially and adversely affected. The Surety Bond Issuer may give the Trustee notice of any Event of Default under the Agreement.

RIGHTS UPON EVENT OF DEFAULT; SERVICER TRANSFER

         As long as an Event of Default under the Agreement remains unremedied, the Trustee or holders of Certificates of the Trust evidencing not less than 25% of the Certificate Balance as of the most recent Record Date may terminate all the rights and obligations of the Servicer under the Agreement (a "Servicer Transfer") in each case with the consent of the Surety Bond Issuer, whereupon a successor servicer appointed by the Trustee and consented to by the Surety Bond Issuer in writing or the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of marine retail installment sale contracts. The Trustee may make such arrangements for compensation to be paid on each Distribution Date, which shall be negotiated on an arms-length basis, but in no event may be greater than the product of one-twelfth of [ ] and the Certificate Balance as of such Distribution Date.

          In addition, the Agreement will also provide that the Surety Bond Issuer, together with holders of Certificates evidencing not less than 51% of the Certificate Balance, with notice in writing to the Servicer, may effect a Servicer Transfer upon the occurrence of any of the following events: (a) the Depositor or Servicer, as the case may be, shall fail to pay when due any amount payable by it or for the benefit of the Surety Bond Issuer; (b) an Event of Default occurs under the Agreement; (c) the Surety Bond Issuer determines that the performance of the Servicer under the Agreement is not, in the opinion of the Surety Bond Issuer, in conformity with the Servicing Standards; (d) if, with respect to any Distribution Date, the average of the Net Credit Loss Ratio for the three preceding calendar months exceeds [ ] %; (e) the Servicer shall enter into any merger, consolidation or other corporate transaction pursuant to which the debt of the surviving entity (or if such debt is not rated, the debt of its ultimate parent) is rated below investment grade by either Rating Agency; (f) NationsBank Corporation ceases to maintain a majority ownership interest in NationsCredit Corporation and the debt of the new holder of the majority ownership interest in NationsCredit Corporation is rated below investment grade by either Rating Agency; (g) NationsCredit Corporation shall enter into any merger, consolidation or other corporate transaction pursuant to which the debt of the surviving entity (or if such debt is not rated, the debt of its ultimate parent) is rated below investment grade by either Rating Agency; or (h) NationsCredit Corporation ceases to maintain a direct or indirect majority ownership interest in the Servicer and the debt of the new holder of the majority ownership interest in the Servicer is rated below investment grade by either Rating Agency.

         "Net Credit Loss Ratio" means, for any Collection Period, an amount expressed as an annualized percentage equal to (i) the aggregate gross losses with respect to the Receivables recognized in such Collection Period, as determined in accordance with the Servicer's normal practices, less any recoveries received during such Collection Period, divided by (ii) the average of the Pool Balances as of the last day of the prior Collection Period and as of the last day of such Collection Period.

         "Servicing Standards" means, at any time, the quality of the Servicer's (or in the event that a subservicer performs servicing operations on behalf of the Servicer, such subservicer's) performance with respect to (i) compliance with the terms and conditions of the Agreement, and (ii) adequacy, measured in accordance with industry standards and current and historical standards of the Servicer (or such subservicer) in respect of all receivables serviced by the Servicer (or such subservicer), regardless of whether such receivables are owned by the Servicer (or such subservicer), of the Servicer's (or such subservicer's) servicing of the Receivables. The Surety Bond Issuer may audit the Servicer's books, records and procedures to determine the Servicer's compliance with the Agreement.

WAIVER OF PAST DEFAULTS

         The Certificateholders evidencing not less than 51% of the Certificate Balance as of the most recent Record Date, with the consent of the Surety Bond Issuer, may waive any default by the Servicer in the performance of its obligations under the Agreement and its consequences, except a default in making any required deposits to or payments to the respective Certificate Account in accordance with the Agreement. No such waiver shall impair such Certificateholders' rights or the Surety Bond Issuer's rights with respect to subsequent defaults.

AMENDMENT

          The Agreement may be amended by the Depositor, the Servicer and the Trustee, without the consent of the Certificateholders or the Surety Bond Issuer, to cure any ambiguity, correct or supplement any provision therein, or to add any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions of the Agreement; provided that such action will not, in the opinion of counsel satisfactory to the Trustee, materially and adversely affect the interest of any Certificateholder or the Surety Bond Issuer. The Agreement may also be amended by the Depositor, the Servicer and the Trustee with the consent of the Surety Bond Issuer and holders of Certificates evidencing not less than 51% of the Certificate Balance as of the most recent Record Date for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders or the Surety Bond Issuer; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made on any Certificate or (ii) reduce the aforesaid percentage required to consent to any such amendment, in each case without the consent of the holders of all Certificates then outstanding.

LIST OF CERTIFICATEHOLDERS

         Upon written request of the Servicer or the Surety Bond Issuer, the Trustee will provide to the Servicer or the Surety Bond Issuer within 15 days after receipt of such request, a list of the names and addresses of all Certificateholders of record of the Trust as of the most recent Record Date. Upon written request by three or more Certificateholders or by Holders of Certificates evidencing not less than 25% of the Certificate Balance as of the most recent Record Date, and upon compliance by such Certificateholders with certain other provisions of the Agreement, the Trustee will afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Agreement.

         The Agreement will not provide for the holding of any annual or other meetings of Certificateholders.

TERMINATION

         The respective obligations of the Servicer, the Depositor, the Trustee and the Trust created pursuant to the Agreement will terminate upon (i) the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any remaining Receivables or (ii) the payment to the Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the payment to the Surety Bond Issuer of all amounts required to be paid to it pursuant to the Agreement and the Insurance Agreement and disposition of all property held by the Trust. In order to avoid excessive administrative expense, the Servicer or its successor may purchase all the Receivables in the Trust as of any Record Date on which the Pool Balance shall decline to 5% or less of the Initial Pool Balance, at a purchase price equal to the aggregate Purchase Amount of the Receivables, as of the beginning of the Collection Period related to such Record Date plus the appraised value of any other property held by the Trust; less the amount of all collections on the Receivables received by the Servicer during such Collection Period, provided however that the Servicer may not make any such purchase on any date on which there are outstanding amounts under the Insurance Agreement and the Agreement, which have not been paid to the Surety Bond Issuer. Exercise of such right will effect early retirement of the Certificates. The Trustee will give written notice of termination to each Certificateholder of record of the Trust. The final distribution to any Certificateholder will be made only upon surrender and cancellation of such Holder's Certificate at any office or agency of the Trustee specified in the notice of termination. Any funds remaining in the Trust, after the Trustee has taken certain measures to locate a Certificateholder and such measures have failed, will be distributed to the United Way of Metropolitan Dallas.

DUTIES OF THE TRUSTEE

         The Trustee makes no representations as to the validity or sufficiency of the Agreement, the Certificates (other than the authentication of the Certificates), or any Receivables or related documents, and is not accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Certificates or the Receivables, or the investment of any monies by the Servicer before such monies are deposited into a Certificate Account. The Trustee has not independently verified the Receivables. If no Event of Default has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Trustee under the Agreement, in which case it is only required to examine them to determine whether they conform to the requirements of the Agreement. The Trustee shall not be charged with knowledge of a failure by the Servicer to perform its duties under the Agreement which failure constitutes an Event of Default unless the Trustee obtains actual knowledge of such failure as specified in the Agreement.

         The Trustee is under no obligation to exercise any of the rights or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless such holder previously has given to the Trustee written notice of default and unless the Certificateholders evidencing not less than 25% of the Certificate Balance as of the most recent Record Date have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 30 days has neglected or refused to institute any such proceedings.

THE TRUSTEE

         Bankers Trust Company is the Trustee under the Agreement. The Trustee, in its individual capacity or otherwise, may hold Certificates in its own name or as pledgee. For the purpose of meeting the legal requirements of certain jurisdictions, the Servicer and the Trustee acting jointly (or in some instances, the Trustee acting alone) shall have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

         The Trustee may resign at any time. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreements, becomes legally unable to act, or becomes insolvent. In any such circumstances, the Servicer will be obligated to appoint a successor trustee. Any such successor must be an eligible Servicer or an affiliate of an eligible Servicer, which eligible Servicer is willing to act as Servicer upon a Servicer Transfer, and such successor or affiliate must have a net worth of at least $50,000,000 and its regular business must include the servicing of marine retail installment sale contracts. Any resignation or removal of the Trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee and with the prior written consent of the Surety Bond Issuer.

         The Agreement will provide that the Servicer will pay the Trustee's fees. The Agreement will further provide that the Trustee will be entitled to indemnification by the Depositor and the Servicer for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the Trustee not resulting from the Trustee's own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties set forth in the Agreement). The Agreement will further provide that the Depositor and the Servicer will indemnify the Trustee for certain taxes that may be asserted in connection with the transaction.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

LACK OF PERFECTION OF INTERESTS IN THE RECEIVABLES

         The Receivables are "chattel paper" as defined in the UCC in effect in the States of Texas and ____. Pursuant to the UCC, for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. The Servicer will cause the filing of an appropriate UCC-1 financing statement to be made with the appropriate governmental authorities in the States of Texas and _____and other appropriate jurisdictions to give notice of the Trust's purchase of the Receivables.

          Pursuant to the Agreement, the Servicer will have custody of the Receivables following the sale of the Receivables to the Trust. The original Receivables will not be physically marked to indicate that such Receivables have been sold to the Trust. If, through inadvertence or otherwise, another party purchased (including the taking of a security interest in) the Receivables for new value in the ordinary course of its business, without actual knowledge of the Trust's interest and took possession of the Receivables, the purchaser may acquire an interest in the Receivables superior to the interest of the Trust. The Servicer will, however, indicate in its computer records that the Receivables have been sold and assigned to the Trust.

         Under the Agreement, the Servicer will be obligated from time to time to take such actions as are necessary to protect and perfect the Trust's interest in the Receivables and their proceeds.

LACK OF SECURITY INTERESTS IN BOATS

         The Receivables were originated by Dealers. NationsCredit Commercial acquired the Receivables directly or indirectly from Dealers or finance subsidiaries of manufactures and indirectly sold the Receivables to the Trust. NationsCredit Commercial is the assignee and secured party under the Receivables. NationsCredit Commercial takes actions as it deems prudent under the laws of the state in which the Boat is located to perfect NationsCredit Commercial's security interest in the Boat. In connection with the sale of the Receivables to the Trust, NationsCredit Commercial's rights as secured party have been assigned to the Trust. Because NationsCredit Commercial continues to service the Receivables, the Obligors on the Receivables are not notified of the purchase of the Receivables by the Trust and no action is taken to record the transfer of the security interests from NationsCredit Commercial to the Trust.

         Generally, security interests in boats may be perfected in one of three ways: in "title" states, a security interest is perfected by notation of the secured party's lien on the certificate of title issued by an applicable state motor vehicle department or other appropriate state agency; in other states, a security interest may be perfected by filing a UCC-1 financing statement, however, a purchase money lien in consumer goods is perfected without any filing requirement and if a boat is required to be documented under Federal law, a preferred mortgage may be obtained under the Ship Mortgage Act by filing the mortgage with the Coast Guard, which is the exclusive method for perfectly securing interests in documented boats. The Servicer will represent and warrant in the Agreement that none of the Boats are required to be documented under the Ship Mortgage Act.

         NationsCredit Commercial takes such measures as it deems prudent to perfect its security interest in each Boat under the laws of the state in which the Boat is registered. Typically, a Dealer will make proper and prompt application to any applicable state motor vehicle department or other appropriate state agency to have a notation of the lien made on the certificate of title of each Boat at the time of sale if the Boat is subject to a title statute. When a UCC-1 financing statement is filed, the Dealer is required to obtain the necessary signature on the UCC-1 financing statement to allow filing by NationsCredit Commercial. Where under state law a filing or other action is required to perfect a security interest and if NationsCredit Commercial, because of clerical error or otherwise, has failed to take such action with respect to a Boat, NationsCredit Commercial will not have a perfected security interest in the Boat under such law and its security interest may be subordinate to the interest of, among others, subsequent purchasers of the Boat, holders of perfected security interests and the bankruptcy trustee of the Obligor. NationsCredit Commercial's state law security interest may also be subordinate to such third parties in the event of fraud or forgery by the Obligor or administrative error by state recording officials. In addition, under certain certificate of title statutes NationsCredit Commercial must perfect its security interest in boat motors otherwise subject to certificate of title statutes under the UCC. NationsCredit Commercial as a general matter does not separately perfect its interest in such boat motors under the UCC and therefore NationsCredit Commercial does not generally have a perfected security interest in motors used on Boats where the perfection of a security interest in the Boats themselves are otherwise determined under certificate of title statutes. Approximately _____% of the Initial Pool Balance (approximately $___________) relates to Receivables which are billed to Obligors in certificate of title states and approximately _____% of the Initial Pool Balance (approximately $__________) relates to Receivables which are billed to Obligors in UCC states. Boats are not necessarily registered in the states where Obligors are billed.

         Security interests perfected under state law may have to be refiled if the Obligor moves to a state other than the state in which a security interest is originally perfected and in addition if the security interest is perfected under the UCC, a new filing must be made under the UCC in order to continue the perfected security interest.

         If the security interest in the Boat is perfected under a title statute and an Obligor moves to a state other than the state in which the Boat is registered, under the laws of most title states the perfection of the security interest in the Boat would continue for a brief period of time after such relocation. A majority of states issuing certificates of title on boats require surrender of a certificate of title to re-register a boat. In those states that also provide for possession of the certificate of title by the secured party, NationsCredit Commercial must surrender possession of the certificate of title for the Boat to be re-registered. Some states do not give the secured party possession of the certificate of title, but indicate the secured party on the certificate of title and provide notice to such secured party of surrender of the certificate of title by another person. If either NationsCredit Commercial is in possession of a certificate of title that must be surrendered to re-register the Boat or NationsCredit Commercial receives notice of any surrender of the certificate of title by another person, NationsCredit Commercial would then have the opportunity to continue the perfection of the security interest in the Boat in the state of registration. If the Obligor moves to a state which does not require surrender of a certificate of title for reregistration of a Boat, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of marine contracts, NationsCredit Commercial generally takes steps to effect such perfection upon receipt of notice of surrender or information from the Obligor as to relocation in those states that require any action to be taken. Similarly, when an Obligor sells a Boat, under the laws of many states, the purchaser cannot re-register the Boat unless NationsCredit Commercial surrenders possession of the certificate of title and accordingly NationsCredit Commercial will have an opportunity to require satisfaction of the related Receivable before release of the lien.

         If NationsCredit Commercial has perfected NationsCredit Commercial's security interest by the filing of a UCC-1 financing statement, or the Obligor moves from a title state to a non-title state, NationsCredit Commercial files a UCC-1 financing statement in the new state of the Obligor as soon as possible after receiving notice of the Obligor's change of residence. UCC-1 financing statements expire after five years. When the term of a loan exceeds five years, the filing must be continued in order to maintain NationsCredit Commercial's perfected security interest. NationsCredit Commercial takes steps to effect such continuation. In the event that an Obligor moves to a state other than the state in which the UCC-1 financing statement is filed or in certain states to a different county in such state, under the laws of most states the perfection of the security interest in the Boat would continue for four months after such relocation, unless the perfection in the original jurisdiction would have expired earlier. A new financing statement must be filed in the state of relocation or, if such state is a title state, a notation on the certificate of title must be made in order to continue NationsCredit Commercial's security interest. NationsCredit Commercial generally takes steps to effect such re-perfection upon notification of an address change. Generally, in both title states and in non-title states, NationsCredit Commercial will not re-perfect a state law security interest which has expired or where the Obligor has moved if the Receivable has a small balance, a short remaining term and the Obligor has a good payment record.

         Under the laws of many states, liens for storage and repairs performed on a boat and certain tax liens take priority even over a perfected state law security interest. The Servicer will represent and warrant in the Agreement with respect to the Receivables sold to the Trust that, as of the Closing Date, to the best of the Servicer's knowledge, no such liens or claims are pending or threatened with respect to a Boat which may be or become prior to or equal with the lien of the related Receivable. In the event of a material adverse breach of such warranty, the only recourse of the Trust would be to require the Servicer to repurchase the Receivable secured by such Boat.

          Due to the administrative burden and expense (estimated by NationsCredit Commercial to be $_______, excluding associated labor costs) of
(i) endorsing the certificate of title of each Boat to reflect the Trust's interest therein and delivering each such certificate of title to the Trustee for filing (and the payment of related filing fees), in the case of Boats licensed in states where security interests in boats are subject to certificate of title statutes; and (ii) filing amendments to UCC-1 financing statements relating to each Boat (and the payment of related filing fees) to reflect the Trust's interest therein, in the case of Boats licensed in states where security interests in boats are perfected by filing a UCC-1 financing statement, none of such certificates of title will be endorsed, delivered and filed, or UCC-1 financing statements amended. In the absence of such procedures, the Trust may not have a perfected security interest in the Boats licensed in certificate of title or UCC states, but the failure to make such endorsements, filings or recordations will not affect the validity of the original security interest as against the Obligor under a Receivable in UCC states.

         NationsCredit Commercial's security interests in the Boats will be assigned to the Trust. However, because of the administrative burden and expense, the certificates of title relating to the Boats will not be endorsed to reflect the Trust's interest therein, nor will any certificates of title in NationsCredit Commercial's possession be delivered to the Trust. Accordingly, NationsCredit Commercial will continue to be named as the secured party on the certificates of title relating to the Boats registered in "title" states. In most such states, such an assignment would be an effective conveyance of such a security interest and the new secured party would succeed to NationsCredit Commercial's rights as the secured party. In the absence of fraud or forgery by the Obligor or administrative error by Federal, state or local recording officials, the notation of the lien of NationsCredit Commercial's on the certificate of title will be sufficient to protect the Trust against the rights of subsequent purchasers of a Boat or subsequent lenders who take a security interest in the Boat. There exists a risk, however, in not identifying the Trust as the new secured party on the certificate of title, that the Trust may in some states be subordinate to claims of creditors or the receiver of NationsCredit Commercial in the event of the insolvency of NationsCredit Commercial and that, through fraud or negligence, the security interest of such Trust could be released by NationsCredit Commercial as security holder of record.

         The Servicer will represent and warrant in the Agreement with respect to the Trust that there shall exist a valid, subsisting and enforceable first priority perfected security interest in each Boat in favor of the Trust, as of the Closing Date, and that such security interest will be assigned to the Trust. In the event of a material adverse breach of such warranty, the only recourse of the Trust against the Servicer would be to require the Servicer to repurchase the Receivable secured by the Boat involved. See "The Certificates - Sale and Assignment of Receivables".

ENFORCEMENT OF SECURITY INTEREST IN BOATS

         In the event that required payments under the Surety Bond are not made, the Servicer on behalf of such Trust may take action to enforce the security interest in Boats securing Defaulted Receivables by repossession and resale of the Boats. Under the UCC and consumer protection laws applicable in most states, a creditor can, without prior notice to the debtor, repossess a boat securing a defaulted contract by the obligor's voluntary surrender, by "self-help" repossession that does not involve a breach of the peace and by judicial process. However, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right to cure may be exercised a limited number of times in any one-year period.

         The UCC and other state laws place restrictions on repossession sales, including requirements that the secured party provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and that any such sale be conducted in a commercially reasonable manner.

         The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the delinquent payments of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus in some jurisdictions, reasonable attorneys' fees, or in some states, by payment of the unpaid balance.

         In the event of such a repossession and resale of a Boat, the Servicer, on behalf of the Trust, would be entitled to be paid the full amount of the Obligor's indebtedness out of the sale proceeds before such proceeds could be applied to the payment of the claims of the holders of junior security interests in the Boats, unsecured creditors, or thereafter, to the debtor.

         Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from an obligor for any deficiency on repossession and resale of the boat securing the unpaid balance of such obligor's contract. However, some states may impose prohibitions or limitations on deficiency judgments. If a deficiency judgment were granted, the judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor may have very little capital or sources of income available following repossession. Therefore, in many cases it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

         Certain statutory provisions, including Federal and state bankruptcy and insolvency laws, may also limit the ability of the Servicer to repossess and resell collateral or obtain a deficiency judgment. Certain other factors, including the value of a repossessed Boat, may limit the amount realized on the sale of the collateral to less than the amount due on a Receivable.

CONSUMER PROTECTION LAWS

         Numerous Federal and state consumer protection laws and related regulations impose requirements upon creditors and servicers involved in consumer financing applicable to the origination and servicing of the Receivables. These laws and regulations include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Federal Trade Commission Credit Practices Rule, state unfair and deceptive trade practice laws, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, retail installment sales acts, and other similar laws. Also, state laws may impose finance charge ceilings and other restrictions on consumer credit transactions and require contract disclosures in addition to those required under Federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the Trustee to enforce consumer finance contracts such as the Receivables.

         The so-called "Holder-in-Due-Course-Rule" of the Federal Trade Commission (the "FTC Rule"), has the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The FTC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states. Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, NationsCredit Commercial, as assignee of the Dealers, and the Trust, as direct or indirect assignee of NationsCredit Commercial and as holder of the Receivables, will be subject to any claims or defenses that the Obligor who purchased the related financed Boat may assert against the Dealer who sold the financed Boat.

         Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all the legal consequences of a default.

         In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the 14th Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor's repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

         Representations and warranties from NationsCredit Commercial have been assigned to the Trust that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against the Trustee for violation of any law and such claim materially and adversely affects the Trustee's interest in a Receivable, such violation would constitute a breach of warranty under the related Agreement and would create an obligation of NationsCredit Commercial to repurchase the Receivable unless the breach were cured. In the event of such a material adverse breach of warranty, the only recourse of a Trust against NationsCredit Commercial would be to require NationsCredit Commercial to repurchase each Receivable involved. See "The Certificates - Sale and Assignment of Receivables".

OTHER MATTERS

         In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including Federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the Federal bankruptcy law, a court may prevent a creditor from repossessing a boat or recreational vehicle and, as a part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the boat or recreational vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under an installment sale contract or change the rate of interest and time of repayment of the indebtedness.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the material Federal income tax consequences of the purchase, ownership, and disposition of Certificates. This summary is based upon laws, regulations, rulings, and decisions currently in effect, all of which are subject to change. The discussion does not deal with all Federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the Federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. However, Special Federal Tax Counsel (as defined below) is of the opinion that the statements in this Prospectus under the headings "Prospectus Summary - Tax Status" and "Certain Federal Income Tax Consequences," accurately describe the material federal income tax consequences generally applicable to investors.

         BECAUSE TAX CONSEQUENCES MAY VARY BASED ON THE STATUS OR TAX ATTRIBUTES OF THE CERTIFICATE OWNER, INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS TO DETERMINE THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE CERTIFICATES RESULTING FROM INDIVIDUAL CHARACTERISTICS OR CIRCUMSTANCES.

TAX STATUS OF THE TRUST; SCOPE OF TAX OPINION

          In the opinion of Stroock & Stroock & Lavan LLP, special federal tax counsel to the Depositor ("Special Federal Tax Counsel"), the Trust will not be classified as an association taxable as a corporation for Federal income tax purposes, but will be classified as a grantor trust, and each Certificate Owner will be subject to Federal income taxation as if it owned directly its interest in each asset owned by the Trust and paid directly its share of reasonable expenses paid by the Trust.

TREATMENT OF CERTIFICATE OWNERS' INTEREST IN TRUST ASSETS

          Each Certificate Owner could be considered to own either (i) an undivided interest in a single debt obligation held by the Trust and having a principal amount equal to the total stated principal amount of the Receivables and an interest rate equal to the Pass-Through Rate, or (ii) an interest in each of the Receivables and in the other assets of the Trust. The Agreement will express the intent of the Depositor to cause the Trust to purchase the Receivables (other than the Retained Yield (as defined below)) and the Depositor, the Certificateholders, and each Certificate Owner, by accepting a beneficial interest in a Certificate, will agree to treat the Certificates as ownership interests in the Receivables.

         Treatment as Debt Obligation. If a Certificate Owner were considered to own an undivided interest in a single debt obligation, rather than reporting its share of the interest accrued on each Receivable it would, in general, be required to include in income interest accrued or received on the principal amount of its Certificates at the Pass- Through Rate in accordance with its usual method of accounting.

          The Certificates would be subject to the original issue discount ("OID") rules, generally in the manner discussed below. However, in determining whether such OID is de minimis, the weighted average life of the Certificates would be determined using a reasonable assumption regarding anticipated prepayments (a "Prepayment Assumption"). OID includible in income for any accrual period (generally, the period between payment dates) would generally be calculated using a Prepayment Assumption and an anticipated yield established as of the date of initial sale of the Certificates, and would increase or decrease to reflect prepayments at a faster or slower rate than anticipated. The Certificates would also be subject to the market discount provisions of the Code, to the extent that a Certificate Owner purchased such Certificates at a discount from the initial issue price (as adjusted to reflect prior accruals of original issue discount).

          Income on Receivables. The remainder of the discussion herein assumes and Special Federal Tax Counsel is of the opinion that a Certificate Owner will be treated as owning an interest in each Receivable (and the proceeds thereof).

         For Federal income tax purposes, the Depositor will be treated as having retained a fixed portion of the interest due on each Receivable equal to the difference between (x) the APR of the Receivable and (y) the sum of the Pass- Through Rate and the Servicing Fee (the "Retained Yield"). The Retained Yield will be treated as "stripped coupons" within the meaning of section 1286 of the Code, and the Receivables will be treated as "stripped bonds". Accordingly, each Certificate Owner will be treated as owning its pro rata percentage interest of the principal payable on each Receivable (the "Receivable Principal") and its pro rata percentage interest of the interest payable on each Receivable minus the Retained Yield (the "Receivable Interest", and as to each Receivable, the respective Receivable Principal and Receivable Interest referred to herein as a "Stripped Receivable"). Accordingly, each Certificate Owner will be treated as owning its pro rata percentage interest in the principal of, and interest payable on, each Stripped Receivable (minus the Retained Yield).

         Each Certificate Owner will be required to report on its Federal income tax return its share of the gross income of the Trust, including interest and certain other charges accrued on the Stripped Receivables, original issue discount, investment earnings on amounts held pending distribution, and any gain upon collection or disposition of the Stripped Receivables. Such income (other than original issue discount) would be includible in income in accordance with a Certificate Owner's usual method of accounting. Accordingly, interest would be includible in a Certificate Owner's gross income at the time it accrues on the Stripped Receivables, or, in the case of Certificate Owners who are cash basis taxpayers, when received by the Servicer on behalf of Certificate Owners. Because (i) interest accrues on the Stripped Receivables over differing monthly periods and is paid in arrears and (ii) interest collected on a Stripped Receivable is generally paid to Certificate Owners in the following month, the amount of interest accruing to or received by the Servicer on behalf of a Certificate Owner during any month will not equal the interest distributed in that month. Any amounts received by a Certificate Owner from the Surety Bond or the Reserve Account will be treated, for Federal income tax purposes, as having the same characteristics as the payments they replace.

         A Certificate Owner will be entitled to deduct, consistent with its method of accounting, its pro rata share of reasonable servicing fees and other fees paid or incurred by the Trust as provided in Section 162 or 212 of the Code. If a Certificate Owner is an individual, estate or trust, the deduction for such holder's share of such fees will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees, exceed 2% of such holder's adjusted gross income. In addition, in the case of Certificate Owners who are individuals, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of such holder's adjusted gross income in excess of a statutorily defined threshold. The Servicer will not report to Certificate Owners the amount of income or deductions attributable to interest earned on collections (which is includible in gross income, but deduction of which is subject to the foregoing limitations) and, accordingly, such a holder will not have sufficient information from the report itself to accurately reflect the holder's net taxable income.

         For administrative convenience, the Servicer intends to report information with respect to the Certificates on an aggregate basis (as though all of the Stripped Receivables were a single obligation), rather than on an asset-by-asset basis. The amount and, in some instances, character, of the income reported to a Certificate Owner may differ under this method for a particular period from that which would be reported if income were reported on a precise asset-by- asset basis. Accordingly, the IRS could require that a Certificate Owner calculate its income either (i) on an asset-by- asset basis, accounting separately for each Receivable or (ii) aggregating all Stripped Receivables under the aggregation rule described below. See Original Issue Discount.

         The remainder of the disclosure generally describes the Code provisions governing reporting of income on the Stripped Receivables on a separate basis.

DISCOUNT AND PREMIUM

         In determining whether a Certificate Owner has purchased a Receivable with OID or market discount, a portion of the purchase price of a Certificate should be allocated to the Certificate Owner's undivided interest in accrued but unpaid interest and to amounts collected at the time of purchase but not distributed. As a result, the portion of the purchase price allocable to a Certificate Owner's undivided interest in the Stripped Receivables (the "Purchase Price") will be decreased and the potential OID on the Receivables could be increased.

         Original Issue Discount. Because the Stripped Receivables represent stripped bonds, Stripped Receivables will be subject to the OID rules of the Code. Under Treasury Regulations issued under Section 1286 of the Code (the "Section 1286 Regulations"), it appears that the portion of the interest on each Stripped Receivable payable to the Certificate Owners may be treated as "qualified stated interest". As a result, the amount of OID on a Stripped Receivable (or Stripped Receivables) will equal the amount by which the Purchase Price is less than the portion of the remaining principal balance of the Stripped Receivable (or Stripped Receivables) allocable to the interest acquired.

         The Underwriters will calculate OID, if any, on all of the Stripped Receivables on an aggregate basis and without the use of a prepayment assumption. Regulations issued under the OID provisions of the Code (the "OID Regulations"), suggest that all payments on each Stripped Receivable allocable to the Certificates may be aggregated in determining whether each Stripped Receivable will be treated as having OID. In addition, it is not clear whether use of a prepayment assumption is required in computing OID. If the Servicer were to require that OID be computed on a Stripped Receivable-by-Stripped Receivable basis, or that a prepayment assumption be used, the character and timing of a Certificate Owner's income could be adversely affected. Because under the stripped bond rules, each sale of a Certificate results in a recalculation of OID, a Certificate Owner will not be subject to the market discount provisions of the Code with respect to Stripped Receivables.

         The tax treatment of a Stripped Receivable (or the Stripped Receivables in the aggregate) will depend upon whether the amount of OID on the Stripped Receivable or Stripped Receivables in the aggregate is less than a statutorily defined de minimis amount. In general, under the Section 1286 Regulations the amount of OID on a Stripped Receivable (or Receivables in the aggregate) will be de minimis if it is less than 1/4 of one percent for each full year of weighted average maturity remaining after the purchase date until the maturity of the Stripped Receivable (or Receivables in the aggregate) (although it is not clear whether expected prepayments are taken into account). If the amount of OID is de minimis under this rule, a Stripped Receivable (or Receivables in the aggregate) would not be treated as having OID. The actual amount of discount on a Stripped Receivable would be includible in income as principal payments are received on the Stripped Receivable, in the proportion that each principal payment bears to the total principal amount of the Stripped Receivable.

         If the OID on a Stripped Receivable (or Receivables in the aggregate) is not treated as being de minimis, in addition to the amounts described above, a Certificate Owner will be required to include in income any OID as it accrues on a daily basis, regardless of when cash payments are received, using a method reflecting a constant yield to maturity on the Stripped Receivable (or Receivables in the aggregate). Accrued OID would increase a Certificate Owner's tax basis in the Certificate (and the applicable Stripped Receivables). Distributions of principal and other items attributable to accrued OID (other than payments of interest on the Stripped Receivables at the sum of the Pass-Through Rate and the Servicing Fee) would reduce a Certificate Owner's tax basis. Application of the OID rules, particularly if a prepayment assumption is required and the Stripped Receivables are not aggregated, would be complex and could significantly affect the timing of inclusion of income on a Certificate.

         The Underwriters intend to account for OID, if any, reportable by Certificateholders by reference to the price paid for a Certificate by an initial purchaser, although the amount of OID will differ for subsequent purchasers. Such subsequent purchasers should consult their tax advisors regarding the proper calculation of OID on the interest in the Stripped Receivables represented by the Certificates.

         Premium. In the event that a Stripped Receivable is treated as purchased at a premium (i.e., its Purchase Price exceeds the portion of the remaining principal balance of such Receivable allocable to the Certificate Owner), such premium will be amortizable by the Certificate Owner as an offset to interest income (with a corresponding reduction in the Certificate Owner's basis) under a constant yield method over the term of the Stripped Receivable if an election under Section 171 of the Code is made with respect to the interests in the Stripped Receivables represented by the Certificates or was previously in effect. Any such election will also apply to all debt instruments held by the Certificate Owner during the year in which the election is made and all debt instruments acquired thereafter.

RULE OF 78'S RECEIVABLES

         The annual statement regularly furnished to Certificateholders for Federal income tax purposes will include information based on the actuarial method of accounting for interest and principal on certain of the Stripped Receivables, and for a portion of the amount of the fees paid to the Servicer and others. Certificate Owners should generally be permitted to account for interest on such Stripped Receivables using the actuarial method. However, these Stripped Receivables provide that, upon a prepayment in full, the amount payable by the Obligor will be determined under the Rule of 78's (the "Rule of 78's Receivables"). Prospective investors should consult their tax advisors as to whether they may be required or permitted to use the Rule of 78's method to account for interest on the Rule of 78's Receivables. A Certificateholder will be furnished information for Federal income tax purposes enabling him to report interest on the Stripped Receivables under the Rule of 78's method of accounting only upon written request to the Trustee, and payment of the actual costs of producing the same.

         If a Rule of 78's Receivable is prepaid, any amount received by the Trust upon prepayment in excess of the account balance using the actuarial method would constitute income to a Certificate Owner who had reported income with respect to such Rule of 78's Receivable on the actuarial method, and an amount equal to such excess will be paid to the Servicer and will be deductible only to the extent described above.

SALE OF A CERTIFICATE

         If a Certificate is sold, gain or loss will be recognized equal to the difference between the amount realized on the sale and the Certificate Owner's adjusted basis in the Stripped Receivables and any other assets held by the Trust. A Certificate Owner's adjusted basis will equal the Certificate Owner's cost for the Certificate, increased by any discount previously included in income, and decreased by any deduction previously allowed for accrued premium and by the amount of principal payments previously received on the Stripped Receivables. Any gain or loss not attributable to accrued interest will be capital gain or loss if the Certificate was held as a capital asset.

FOREIGN CERTIFICATE OWNERS

          Interest attributable to Stripped Receivables which is payable to a foreign Certificate Owner will generally not be subject to the 30% withholding tax generally imposed with respect to such payments, provided that such Certificate Owner is not engaged in a trade or business in the United States and that such Certificate Owner fulfills certain certification requirements. Under such certification requirements, the Certificate Owner must certify, under penalties of perjury, that it is not a "United States person" and that it is the beneficial owner of the Certificates, and must provide its name and address. For this purpose, "United States person" means a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust treated as a U.S. person under Code Section 7701.

BACKUP WITHHOLDING

         In general, if the Certificate Owner fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code, payments made on the Certificates and proceeds from the sale of Certificates will be subject to a "backup" withholding tax of 31%.

                                               ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to ERISA and the Code (all of which are hereinafter referred to as a "Plan") and on persons who are fiduciaries with respect to such Plans. Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a fiduciary with respect to such plans by virtue of such investment. In accordance with ERISA's general fiduciary standards, before investing in a Certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Thus, a Plan fiduciary considering an investment in Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

         An investment in Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn might mean that certain aspects of such investment, including the operation of the Trust, might be prohibited transactions under ERISA and the Code. There may also be an improper delegation of the responsibility to manage Plan assets if Plans that purchase the Certificates are deemed to own an interest in the underlying assets of the Trust. Neither ERISA nor the Code defines the term "plan assets". Under
Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "Regulation"), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity.

EXEMPTION FOR CERTIFICATES

          The DOL has issued an individual exemption, Prohibited Transaction Exemption 93-31, to NationsBank Corporation and its affiliates (the "Exemption"). Pursuant to the Exemption a Plan may purchase, hold and transfer the Certificates. The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code and Section 502(i) of ERISA certain transactions relating to the initial purchase, holding and subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements set forth in the Exemption. The receivables covered by the Exemption include fixed rate simple interest retail marine installment sale contracts and retail marine installment loans such as the Receivables. The Exemption will apply to the acquisition, holding and resale of the Certificates by a Plan, provided that specified conditions (certain of which are described below) are met. The Depositors believe that the Exemption will apply to the acquisition and holding of the Certificates by a Plan and that all conditions of the Exemption other than those within the control of the investors have been or will be met.

         The Exemption sets forth six general conditions that must be satisfied for a transaction involving the acquisition of the Certificates by a Plan to be eligible for the exemptive relief thereunder:

             (1) the acquisition of the Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arms'-length transaction with an unrelated party;

             (2) the rights and interests evidenced by the Certificates acquired by a Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

             (3) the Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories of S&P, Moody's, Duff & Phelps or Fitch Investors Service, L.P.;

             (4) the Trustee is not an affiliate of any other member of the "Restricted Group," which consists of the Underwriter, the Depositor, the Servicer, the Trustee, the Surety Bond Issuer and any Obligor with respect to the Receivables included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets of the Trust as of the date of initial issuance of the Certificates, and any affiliate of such parties;

             (5) the sum of all payments made to and retained by the Underwriter in connection with the distribution or placement of the Certificates represents not more than reasonable compensation for underwriting or placing the Certificates. The sum of all payments made to and retained by the Depositor pursuant to the sale of the Receivables to the Trust represents not more than the fair market value of such Receivables. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

             (6) the Plan investing in the Certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

         In addition the Trust must satisfy the following requirements:

             (a) the corpus of the Trust must consist solely of assets of the type which have been included in other investment pools.

             (b) certificates in such other investment pools must have been rated in one of the three highest generic rating categories of S&P, Moody's, Duff & Phelps or Fitch Investors Service, L.P. for at least one year prior to the Plan's acquisition of the Certificates, and

             (c) certificates evidencing interests in such other investments pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Certificates.

          If the general conditions of the Exemption are satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer or holding of the Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

         If certain specific conditions of the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) and 407(a) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with the direct or indirect sale, exchange, transfer or holding of the Certificates in the initial issuance of the Certificates between the Depositor or Underwriter and a Plan other than an Excluded Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Certificates is (a) an Obligor with respect to 5% or less of the fair market value of the Receivables or (b) an affiliate of such person.

         The Exemption also applies to transactions in connection with the servicing, management and operation of the Trust, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and
(b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus provided to, investing Plans before their purchase of the Certificates issued by the Trust. The Agreement is a pooling and servicing agreement as defined in the Exemption. All transactions relating to the servicing, management and operations of the Trust will be carried out in accordance with the Agreement. See "The Certificates."

         The Exemption also may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA and the taxes imposed by Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing Plan by virtue of providing services to a Plan (or by virtue of having certain specified relationships to such a person) solely as a result of such Plan's ownership of the Certificates.

         Any Plan fiduciary considering whether to purchase a Certificate on behalf of a Plan should consult with experienced legal counsel regarding the applicability of the Exemption and other applicable issues and whether the Certificates are an appropriate investment for a Plan under ERISA and the Code.


                                                   UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement") dated ___________, 1997, between the Depositor and the Underwriters, the Depositor has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase, the principal amount of the Certificates set forth on the cover page of this Prospectus.

         In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby if any Certificates are purchased. The Depositor has been advised by the Underwriters that the Underwriters propose initially to offer the Certificates to the public at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in excess of ___% of the principal amount of the Certificates. The Underwriters may allow and such dealers may reallow a concession not in excess of ___% of such principal amount. After the initial public offering, the public offering price and such concessions may be changed.

         The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

         NationsBanc Capital Markets, Inc. ("NCMI"), one of the Underwriters, is an affiliate of the Depositor. Under Schedule E to the By-Laws ("Schedule E") of the National Association of Securities Dealers, Inc. (the "NASD"), when an NASD member, such as NCMI, participates in the distribution of an affiliated company's securities, the offering must be conducted in accordance with the applicable provisions of Schedule E. The Depositor is considered to be an "affiliate" (as such term is defined in Schedule E) of NCMI. The offer and sale of any Certificates by NCMI will comply with the requirements of Schedule E regarding the underwriting of securities of affiliates. Pursuant to such compliance, it is contemplated that only securities rated "investment grade" by a rating service acceptable to the NASD will be offered hereby. In addition, such offers and sales will comply with any restrictions as may be imposed on NCMI by the Federal Reserve Board. Under Schedule E, no NASD member participating in offers and sales of the Certificates may execute a transaction in the Certificates in a discretionary account without the specific prior written approval of the member's customer.

         While NCMI is an affiliate of the Depositor, NCMI is a registered broker/dealer. Any obligations of NCMI are the sole responsibility of NCMI and do not create any obligation or guarantee on the part of any affiliate of NCMI.

                                                      EXPERTS

         The financial statements of Capital Markets Assurance Corporation as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 have been audited by [ ], independent auditors, as indicated in their report with respect thereto and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

         The report of [ ] referred to above refers to the Company's adoption at December 31, 1993 of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

                                                   LEGAL MATTERS

         Certain legal matters relating to the Certificates will be passed upon for the Depositor and the Underwriters by Stroock & Stroock & Lavan LLP, Special Counsel of the Depositor and the Underwriters. Certain legal matters relating to the Federal tax consequences of the issuance and ownership of the Certificates will be passed upon by Stroock & Stroock & Lavan LLP.

                                                       INDEX



                                                                    PAGE
accredited investor..........................................         53
APR..........................................................         14
Agreement....................................................        2,3
Avoided Payment..............................................         36
Boats........................................................          4
CapMAC.......................................................          6
Cede.........................................................         28
Certificate(s)...............................................        2,4
Certificate Account..........................................      11,31
Certificate Balance..........................................          5
Certificate Factor...........................................         25
Certificateholders...........................................          2
Certificate Owner............................................          3
Closing Date.................................................       4,30
Code.........................................................         48
Collateral Agent.............................................          2
Collection Period............................................         28
Commission...................................................          3
Cutoff Date..................................................          4
Dealer.......................................................          9
Dealer Agreements............................................         11
Defaulted Receivable.........................................         34
Definitive Certificates......................................         29
delinquency cure.............................................         12
Depository...................................................         28
Determination Date...........................................
Direct Participants..........................................         28
Distribution Date............................................          2
DOL..........................................................         52
DTC..........................................................       5,28
Duff & Phelps................................................         26
ERISA........................................................       7,52
Events of Default............................................         39
Exchange Act.................................................          3
Excluded Plan................................................         54
Exemption....................................................         52
Final Order..................................................         36
Final Scheduled Distribution Date............................          2
FTC Rule.....................................................         47
Holders......................................................         29
Holdings.....................................................         26
Indirect Participants........................................         28
Initial Pool Balance.........................................          2
Insolvency Laws..............................................         25
Insolvency Proceeding........................................         36
Insurance Agreement..........................................       5,35
IRS..........................................................         48
marine contracts.............................................         11
Marine Contract Portfolio....................................         11
Monthly Interest Payment.....................................         34
Monthly Principal Payment....................................         34
Monthly Servicing Fee........................................         34
Moody's......................................................          7
NASD.........................................................         55
NCMI.........................................................         55
NationsCredit................................................       4,25
NationsCredit Commercial.....................................       4,26
Net Credit Loss Ratio........................................         40
Obligor......................................................          8
OID..........................................................         48
OID Regulations..............................................         50
Participants.................................................         28
Pass-Through Rate............................................          4
Paying Agent.................................................         28
Plan.........................................................         52
Pool Balance.................................................          2
Preference Amount............................................         34
Preference Event.............................................         36
Prepayment Assumption........................................         48
Purchase Amount..............................................         31
Purchase Price...............................................         50
Rating Agencies..............................................          7
Receipt......................................................         36
Received.....................................................         36
Receivable Interest..........................................         49
Receivable Principal.........................................         49
Receivables..................................................        2,4
Record Date..................................................          4
Regulation...................................................         52
Reserve Account..............................................       5,37
Restricted Group.............................................         52
Retained Yield...............................................         49
Rule of 78's Receivables.....................................         51
Rules........................................................         29
S&P..........................................................          7
Schedule E...................................................         55
Securities Act...............................................          3
Section 1286 Regulations.....................................         50
Servicer Transfer............................................         39
Servicer.....................................................        2,4
Servicing Fee Rate...........................................          5
Servicing Standards..........................................         40
Ship Mortgage Act............................................         16
Special Federal Tax Counsel..................................         48
Specified Reserve Account Requirement........................       5,37
Stripped Receivable..........................................         49
Surety Bond..................................................          2
Surety Bond Issuer...........................................        2,6
Trust........................................................        2,4
Trustee......................................................        2,6
UCC..........................................................          8
Underwriter(s)...............................................          8
Underwriting Agreement.......................................         54
United States person.........................................         52

                          INDEX TO FINANCIAL STATEMENTS


                                                                          Page

FINANCIAL STATEMENTS:
Fiscal Years 1996 and 1995
Independent Auditor's Report...................................................
Consolidated Balance Sheets as of December 31, 1996 and December 31, 1995.....
Consolidated Statements of Income for each of the years in the three-year period ended December 31, 1996................................................
Consolidated Statements of Stockholders' Equity for each of the years in the three-year period ended December 31, 1996.....................................
Consolidated Statements of Cash Flows for each of the years in the three-year period ended December 31, 1996................................................
Notes to Financial Statements.................................................

----------------------------------------------------------

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. NEITHER THE DELIVERY OF THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE DEPOSITOR OR THE RECEIVABLES SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                       ------------


                     TABLE OF CONTENTS


                                                      PAGE

Available Information.....................................
Incorporation of Certain Documents by
Reference.................................................
Reports to Certificateholders by the
Trustee...................................................
Prospectus Summary........................................
Risk Factors..............................................
The Trust.................................................
NationsCredit Commercial's Portfolio of
Marine Contracts .........................................
The Receivables Pool......................................
Certificate Factors and Trading Information
Use of Proceeds...........................................
The Depositor.............................................
The Servicer..............................................
The Surety Bond Issuer....................................
The Certificates..........................................
Certain Legal Aspects of the Receivables
Certain Federal Income Tax Consequences
ERISA Considerations......................................
Underwriting..............................................
Experts...................................................
Legal Matters.............................................
Index.....................................................
Index to Financial Statements..........................F-1


  UNTIL _________, 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.



                       NATIONSCREDIT
                   GRANTOR TRUST 1997-1


                      $--------------
                 ____% MARINE RECEIVABLE-
                    BACKED CERTIFICATES


                       NATIONSCREDIT
                SECURITIZATION CORPORATION
                         DEPOSITOR



                 NATIONSCREDIT COMMERCIAL
                  CORPORATION OF AMERICA
                         SERVICER











                       ------------

                        PROSPECTUS
                       ------------








                        NATIONSBANC CAPITAL MARKETS, INC.
                                       [ ]

                             Dated ___________, 1997

                                                              [ALTERNATE PAGE]
                       NATIONSCREDIT GRANTOR TRUST 1997-1
                                 $--------------
                   ____% MARINE RECEIVABLE-BACKED CERTIFICATES
                    NATIONSCREDIT SECURITIZATION CORPORATION
                                    DEPOSITOR
                 NATIONSCREDIT COMMERCIAL CORPORATION OF AMERICA
                                    SERVICER

Each ____% Marine Receivable-Backed Certificate (the "Certificates") offered hereby will represent a fractional undivided interest in the NationsCredit Grantor Trust 1997-1 (the "Trust"). The Trust will be formed pursuant to a Pooling and Servicing Agreement (the "Agreement") to be entered into among NationsCredit Securitization Corporation, as Depositor (the "Depositor"), NationsCredit Commercial Corporation of America, as Servicer (the "Servicer"), and Bankers Trust Company, as Trustee and as Collateral Agent (in such capacities, the "Trustee" and the "Collateral Agent", respectively). The property of the Trust will include a pool of marine retail installment sale contracts secured by new and used boats, boat motors and any accompanying boat trailers (the "Receivables"), all payments received or due thereunder after __________, 1997 (the "Cutoff Date"), security interests in the boats and marine equipment financed thereby, an irrevocable surety bond (the "Surety Bond"), guaranteeing the timely payment of interest and principal on the Certificates, issued by Capital Markets Assurance Corporation (the "Surety Bond Issuer") and certain other property. The Servicer will be responsible for servicing and maintaining custody of the Receivables. The aggregate principal balance of the Receivables (the "Pool Balance") as of the Cutoff Date was $______________ (the "Initial Pool Balance").

Principal and interest to the extent of the Pass-Through Rate of ____% per annum on the Certificates will be distributed to holders of the Certificates ("Certificateholders") as of the Record Date on the 15th day of each month (or the next following business day), beginning ______ 15, 1997 (each a "Distribution Date"). The final scheduled Distribution Date on the Certificates will be on ___________ 15, ____ (the "Final Scheduled Distribution Date").

                   FOR INFORMATION CONCERNING THE RISKS OF AN
                    INVESTMENT IN THE CERTIFICATES, SEE "RISK
                         FACTORS" COMMENCING ON PAGE 10.
                                                  ---------------
     THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST AND DO NOT REPRESENT
          AN INTEREST IN OR OBLIGATION OF NATIONSCREDIT SECURITIZATION
              CORPORATION, NATIONSCREDIT COMMERCIAL CORPORATION OF
                        AMERICA OR ANY AFFILIATE THEREOF.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
     THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

       THIS PROSPECTUS IS TO BE USED BY NATIONSBANC CAPITAL MARKETS, INC. ("NCMI") AN AFFILIATE OF THE SELLER IN CONNECTION WITH OFFERS AND SALES
          RELATED TO MARKET-MAKING TRANSACTIONS IN THE CERTIFICATES IN
        WHICH NCMI ACTS AS PRINCIPAL. NCMI MAY ALSO ACT AS AGENT IN SUCH
            TRANSACTIONS. SALES WILL BE MADE AT PRICES RELATED TO THE
                     PREVAILING PRICES AT THE TIME OF SALE.
                                 ---------------
                               __________ __, 1997

                                  UNDERWRITING

          This Prospectus is to be used by the Underwriter, an affiliate of the Seller, in connection with offers and sales related to market-making transactions in the Certificates in which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale. Any obligations of the Underwriter are the sole obligations of the Underwriter and do not create any obligations on the part of any affiliate of the Underwriter.

                                     EXPERTS

          The financial statements of Capital Markets Assurance Corporation as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 have been audited by [ ], independent auditors, as indicated in their report with respect thereto and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

          The report of [ ] referred to above refers to the Company's adoption at December 31, 1993 of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

                                  LEGAL MATTERS

         Certain legal matters relating to the Certificates will be passed upon for the Depositor and the Underwriters by Stroock & Stroock & Lavan LLP, Special Counsel of the Depositor and the Underwriters. Certain legal matters relating to the Federal tax consequences of the issuance and ownership of the Certificates will be passed upon by Stroock & Stroock & Lavan LLP.

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. NEITHER THE DELIVERY OF THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE DEPOSITOR OR THE RECEIVABLES SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                  ------------


                                TABLE OF CONTENTS


                                                      PAGE

Available Information.....................................
Incorporation of Certain Documents by
  Reference...............................................
Reports to Certificateholders by the
  Trustee.................................................
Prospectus Summary........................................
Risk Factors..............................................
The Trust.................................................
NationsCredit Commercial's Portfolio of
  Marine Contracts .......................................
The Receivables Pool......................................
Certificate Factors and Trading Information
Use of Proceeds...........................................
The Depositor.............................................
The Servicer..............................................
The Surety Bond Issuer....................................
The Certificates..........................................
Certain Legal Aspects of the Receivables
Certain Federal Income Tax Consequences
ERISA Considerations......................................
Underwriting..............................................
Experts...................................................
Legal Matters.............................................
Index.....................................................
Index to Financial Statements..........................F-1


  UNTIL _________, 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
                                                              [ALTERNATE PAGE]


                                  NATIONSCREDIT
                              GRANTOR TRUST 1997-1


                                 $--------------
                            ____% MARINE RECEIVABLE-
                               BACKED CERTIFICATES


                                  NATIONSCREDIT
                           SECURITIZATION CORPORATION
                                    DEPOSITOR



                            NATIONSCREDIT COMMERCIAL
                             CORPORATION OF AMERICA
                                    SERVICER











                                  ------------

                                   PROSPECTUS
                                  ------------








                        NATIONSBANC CAPITAL MARKETS, INC.


                             Dated ___________, 1997

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated expenses to be incurred in connection with the offering of the Certificates, other than underwriting discounts and commissions:

     SEC Registration Fee..................................................$
     Printing and Engraving................................................
     Legal Fees and Expenses...............................................
     Blue Sky Fees.........................................................
     Accounting Fees and Expenses..........................................
     Trustee Fees and Expenses.............................................
     Rating Agency Fees....................................................
     Miscellaneous.........................................................
         Total........................................................

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of Delaware provides as follows:

          145. Indemnification of Officers, Directors, Employees and Agents; Insurance--

         (a) A Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, event though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was a serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

Article 11 of the Certificate of Incorporation of the Registrant provides as follows:

         No director shall have any personal liability to the Corporation or its stockholders for any monetary damages for breach of fiduciary duty as a director, except that this Article 11 shall not eliminate or limit the liability of each director:

               (i) for any breach of such director's duty of loyalty to the corporation or its stockholders,

               (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

               (iii) under Section 174 of the Delaware General Corporation Law, or

               (iv) for any transaction from which such director derived an improper personal benefit.

         If the Delaware Corporate law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the furthest extent of the Delaware Corporate Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

Article VI of the Registrant's Bylaws provides that:

         The Registrant will indemnify any person who was a director, officer, employee or agent of the Registrant to the fullest extent and in the manner set forth in and as provided by the General Corporation Law of Delaware.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a)  Exhibits:

Number                     Description

1.1  --   Form of Underwriting Agreement.*
3.1  --   Amended and Restated Certificate of Incorporation of the Seller. *
3.2  --   Amended and Restated By-Laws of the Seller. *
4.1  --   Form of Pooling and Servicing Agreement among the Seller, the Servicer and the Trustee. *
4.2  --   Form of Standard Terms and Conditions of Agreement between the Seller and the Servicer. *
4.3  --   Form of Surety Bond. *
4.4  --   Form of Dealer Agreement. *
5.1  --   Opinion of Stroock & Stroock & Lavan LLP with respect to legality. *
8.1  --   Opinion of Stroock & Stroock & Lavan LLP with respect to tax matters
          (included as part of Exhibit 5.1). *
23.1 -- Consent of Stroock & Stroock & Lavan LLP (included as part of Exhibit 5.1). *
23.2 --   Consent of [                 ]. *
24.1 --   Power of Attorney.
-------------------
*  To be filed.

         (b)      Financial Statement Schedules:

                  Not applicable.

ITEM 17.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

               (4) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue;

               (5) to provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser;

               (6) that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

               (7) that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving and State of Texas, on the 25th day of February 1997.


                      NATIONSCREDIT SECURITIZATION CORPORATION
                      (Registrant)


                      By: /S/ JOSEPH A. CUTRONA
                         Name:  Joseph A. Cutrona
                         Title:  Chief Executive Officer, President and
                                  Director

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints each of John E. Mack and Joseph A. Cutrona his true and lawful attorney-in-fact with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                          TITLE                              DATE


/S/JOSEPH A. CUTRONA                                    Chief Executive Officer, President       February 25, 1997
Joseph A. Cutrona                                       and Director (principal executive
                                                        officer)

/S/ JOHN E. MACK                                        Treasurer and Director (principal        February 25, 1997
John E. Mack                                            financial officer)

/S/ JAMES H. LUTHER                                     Director                                 February 25, 1997
James H. Luther

/S/ KARIN HIRTLER-GARVEY                                Senior Vice President and Chief          February 25, 1997
Karin Hirtler-Garvey                                    Accounting Officer (principal
                                                        accounting officer)